   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 1998
                                                       REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
       HOST MARRIOTT CORPORATION               HMC MERGER CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED (EXACT NAME OF REGISTRANT AS SPECIFIED
     IN ITS GOVERNING INSTRUMENT)           IN ITS GOVERNING INSTRUMENT)

     DELAWARE          53-0085950            MARYLAND           53-0085950
     (STATE OF      (I.R.S. EMPLOYER         (STATE OF       (I.R.S. EMPLOYER
   ORGANIZATION)     IDENTIFICATION        ORGANIZATION)      IDENTIFICATION
                         NUMBER)                                 NUMBER)
                              10400 FERNWOOD ROAD
                         BETHESDA, MARYLAND 20817-1109
                                 301-380-9000
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                         CHRISTOPHER G. TOWNSEND, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              10400 FERNWOOD ROAD
                         BETHESDA, MARYLAND 20817-1109
                                 301-380-9000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:
     J. WARREN GORRELL, JR., ESQ.             BRUCE E. ROSENBLUM, ESQ.
         JAMES E. SHOWEN, ESQ.                    LATHAM & WATKINS
        HOGAN & HARTSON L.L.P.          1001 PENNSYLVANIA AVENUE, N.W., SUITE
      555 THIRTEENTH STREET, N.W.                       1300
      WASHINGTON, D.C. 20004-1109              WASHINGTON, D.C. 20004
            (202) 637-5600                         (202) 637-2200

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
                        CALCULATION OF REGISTRATION FEE

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
                                         PROPOSED MAXIMUM
     TITLE OF CLASS OF SECURITIES       AGGREGATE OFFERING      AMOUNT OF
           BEING REGISTERED                  PRICE(1)      REGISTRATION FEE(1)
------------------------------------------------------------------------------
Common Stock, Preferred Stock,
 Depositary Shares, Warrants,
 Subscription Rights(2) and Preferred
 Stock Purchase Rights(3).............     $750,000,000         $221,250
------------------------------------------------------------------------------
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
(1) Determined pursuant to Rule 457(o).
(2) Rights evidencing the right to purchase Common Stock, Preferred Stock, Depositary Shares or Warrants.
(3) The Preferred Stock Purchase Rights are initially carried and traded with the Common Stock. The value of the Preferred Stock Purchase Rights, if any, is reflected in the value of the Common Stock.

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

PROSPECTUS SUPPLEMENT
DECEMBER  , 1998
(TO THE PROSPECTUS DATED DECEMBER  , 1998)

                                       SHARES
                           HOST MARRIOTT CORPORATION

                                  COMMON STOCK

  We have declared a Special Dividend of  .   share of Common Stock or $   in
cash per share of Common Stock, payable on January , 1999 to stockholders of record on December , 1998.

  The Special Dividend is payable in Common Stock or cash, at the option of
each stockholder. You may elect to receive either  .   share of Common Stock or
$   in cash on each share of Common Stock that you own. The relationship
between  .  share of Common Stock and $    implies a per share price for the
Common Stock of $    for stockholders electing Common Stock. This represents a
 % discount from the value of a share of Common Stock as determined by the Board in connection with the Special Dividend. If on January , 1999, the
payment date, the closing price of the Common Stock on the NYSE is $    or
greater, the value of . share of Common Stock will be higher than the cash amount of the Special Dividend. The closing price of the Common Stock on the
NYSE on December  , 1998 was $   .

  The Special Dividend will be fully taxable and, for tax purposes, it is our position that the amount of taxable income that you will recognize if you elect to receive the Special Dividend in Common Stock will be based on the market value of the Common Stock on January , 1999, the payment date. See "Federal Income Tax Consequences of the Special Dividend" on page S-3 of this Prospectus Supplement.

  You do not have to make the same election for all of your shares. Thus, you may elect to receive Common Stock on some of your shares and cash on the rest. However, you may not receive Common Stock to the extent it would cause you to exceed the Ownership Limit (which is described below and in the accompanying Prospectus). If you elect to receive any Common Stock, you will receive cash in lieu of any fractional share so that you will receive a whole number of shares.

  We have prepared the accompanying Election Certificate so that you can inform us whether you want to receive your Special Dividend in Common Stock, cash or a combination of Common Stock and cash. Please complete and sign the Election Certificate and return it in the enclosed postage-paid envelope or make your election by telephone or by internet as instructed in the enclosed admission ticket attached to the Election Certificate as soon as possible. To be effective, we must receive your election on or before 5:00 p.m., Eastern Time,
on     , January  , 1999. IF YOU DO NOT TIMELY RETURN A PROPERLY COMPLETED
ELECTION CERTIFICATE OR PROPERLY MAKE YOUR ELECTION BY TELEPHONE OR BY INTERNET, YOU WILL RECEIVE YOUR SPECIAL DIVIDEND IN COMMON STOCK (SUBJECT TO THE OWNERSHIP LIMIT AS DESCRIBED BELOW AND IN THE ACCOMPANYING PROSPECTUS). PLEASE UNDERSTAND THAT YOUR ELECTION WILL BE IRREVOCABLE.

  If you have any questions about completing the Election Certificate, please
call       at (301)    -    .

                               ----------------

  All capitalized terms used and not defined in this Prospectus Supplement have the meanings set forth in the accompanying Prospectus.

                               ----------------

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OF COMMON STOCK OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Special Considerations with respect to the Special Dividend................. S-3

PROSPECTUS

About This Prospectus........................................................  2
Where You Can Find More Information..........................................  2
Forward-Looking Statements...................................................  3
The Company..................................................................  5
Use of Proceeds..............................................................  5
ERISA Matters................................................................  5
Risk Factors.................................................................  6
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.... 18
Ratio of Earnings to Fixed Charges........................................... 18
Description of Common Stock.................................................. 19
Description of Preferred Stock............................................... 22
Restrictions on Ownership and Transfer....................................... 27
Description of Depositary Shares............................................. 30
Description of Warrants...................................................... 34
Description of Subscription Rights........................................... 35
Federal Income Tax Considerations............................................ 37
Plan of Distribution......................................................... 59
Legal Matters................................................................ 60
Experts...................................................................... 60

          SPECIAL CONSIDERATIONS WITH RESPECT TO THE SPECIAL DIVIDEND

OWNERSHIP LIMIT

  The Articles of Incorporation of the Company contain an Ownership Limit that, among other things, prohibits any person or group of persons acting together from acquiring Common Stock if, as a result of that acquisition, any person or group would own (directly or by attribution under the tax laws) more than 9.8% of the outstanding Common Stock. This Ownership Limit will apply to the Special Dividend. Therefore, if you elect to receive Common Stock but your receipt of Common Stock would cause any person or group to exceed the Ownership Limit, you will receive cash. If you are a member of the Marriott family or an entity in which the Marriott family owns an interest, the Ownership Limit may restrict your ability to elect to receive Common Stock. If you elect to receive Common Stock and it is issued to you in violation of the Ownership Limit, all of the remedies applicable under the Ownership Limit will apply to this Common Stock. For a more detailed description of the Ownership Limit and the remedies applicable thereunder, see "Restrictions on Ownership and Transfer" in the accompanying Prospectus.

FEDERAL INCOME TAX CONSEQUENCES OF THE SPECIAL DIVIDEND

  Introduction. The following discussion summarizes the federal income tax consequences reasonably anticipated to be material to a stockholder in connection with the Special Dividend. It is for general information only, is not exhaustive of all tax consequences, and is not intended to be (and should not be construed as) tax advice. For example, it does not give a detailed discussion of any state, local or foreign tax consequences. The following discussion is intended to address only those federal income tax consequences that are generally relevant to all stockholders. Accordingly, it does not discuss all aspects of federal income taxation that might be relevant to a specific stockholder in light of his particular investment or tax circumstances. Therefore, it is imperative that a stockholder review the following discussion and consult with his own tax advisors to determine the interaction of his individual tax situation with the anticipated tax consequences of the Special Dividend.

  The information in this section is based on the Internal Revenue Code of 1986, as amended (the "Code"), current, temporary and proposed Treasury Regulations thereunder, the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS), and court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change the current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. No assurance can be provided that the statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or will be sustained by a court if so challenged.

  Hogan & Hartson L.L.P. ("Hogan & Hartson"), counsel to the Company, has delivered to the Company an opinion to the effect that the discussion herein under the heading "Federal Income Tax Consequences of the Special Dividend," to the extent that it contains descriptions of applicable federal income tax law, is correct in all material respects. The opinion, however, does not purport to address the actual tax consequences of the Special Dividend to any stockholder. The opinion is based on the Code and Treasury Regulations in effect on the date hereof, current administrative interpretations and positions of the IRS and existing court decisions. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change the law or the above conclusions reached by counsel. In addition, any such change could apply retroactively to the Special Dividend. Moreover, opinions of counsel merely represent counsel's best judgment with respect to the probable outcome on the merits and are not binding on the IRS or the courts. Accordingly, even if there is no change in applicable law, no assurance can be provided that such opinion (which does not bind the IRS or the courts) will not be challenged by the IRS or will be sustained by a court if so challenged.

  THE SPECIFIC TAX ATTRIBUTES OF A PARTICULAR STOCKHOLDER COULD HAVE A MATERIAL IMPACT ON THE TAX CONSEQUENCES OF THE SPECIAL DIVIDEND. THEREFORE, IT IS ESSENTIAL THAT EACH STOCKHOLDER CONSULT WITH HIS

OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE FEDERAL INCOME TAX LAWS TO SUCH STOCKHOLDER'S PERSONAL TAX SITUATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

  Tax Consequences of the Special Dividend to U.S. Stockholders. In this discussion, the term "U.S. Stockholder" means (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity created under the laws of the United States or a political subdivision of the United States, (3) an estate or trust subject to U.S. federal income tax or (4) a trust that is supervised primarily by a United States court and is controlled by United States persons.

  To the extent that the Special Dividend is made out of the Company's earnings and profits, it will be a taxable dividend for federal income tax purposes. As described in more detail below, the Company currently believes that the substantial majority, if not all, of the Special Dividend will be made out of its earnings and profits. If the entire Special Dividend is a taxable dividend, a U.S. Stockholder will treat the amount received pursuant thereto as ordinary income. If the U.S. Stockholder elects to receive cash, the amount of taxable income will be the amount of cash received. If a U.S. Stockholder elects to receive Common Stock, the amount of taxable income will be the fair market value of the Common Stock received plus the amount of cash received in lieu of a fractional share. If a U.S. Stockholder elects to receive Common Stock with respect to some of his shares and cash with respect to the rest, the amount of taxable income will be the fair market value of the Common Stock received plus the amount of cash received, some of which will be received pursuant to the election to receive cash and some of which will be received in lieu of a fractional share.

  Although the law is not entirely clear with respect to certain of the following matters, the Company is taking the positions that:

  . a U.S. Stockholder should recognize income from the Special Dividend on January , 1999, the day the Special Dividend is payable;

  . a U.S. Stockholder should measure the fair market value of any Common
    Stock received as part of the Special Dividend on January  , 1999;

  . a U.S. Stockholder's initial tax basis in any shares of Common Stock received as part of the Special Dividend should be the fair market value of the Common Stock on January , 1999; and

  . a U.S. Stockholder's holding period in any shares of Common Stock received as part of the Special Dividend should begin on January , 1999, the day after the Special Dividend is payable.

  The Company, however, cannot guarantee that the IRS will agree with these positions. No assurance can be provided that the IRS will not take the position that a U.S. Stockholder should recognize income from the Special Dividend on December , 1998, the Special Dividend record date, or on the date the U.S. Stockholder received the Election Certificate. The Company also cannot guarantee that it would prevail if the IRS challenged its positions in court.

  The Company's determination that the substantial majority, if not all, of the Special Dividend will be made out of its earnings and profits is based on its current estimate of its earnings and profits. The calculation of the Company's earnings and profits, however, is very complex. It includes the earnings and profits of the Host Predecessors from 1929 through 1998 and the earnings and profits of the Company in 1998 after the REIT Conversion and in 1999. In addition, the calculation depends upon a number of factual and legal interpretations related to the activities and operation of the Company and the Host Predecessors during their entire corporate existence. It is subject to review and challenge by the IRS. There can be no assurance that the IRS will respect the Company's estimate of its earnings and profits or that a challenge to the estimate would not be upheld by a court. Hogan & Hartson has expressed no opinion as to the amount of the Company's earnings and profits.

  To the extent that the Special Dividend exceeds the Company's earnings and profits allocable to it, a U.S. Shareholder will treat the Special Dividend as a tax-free return of capital, reducing the stockholder's tax basis in his shares by the stockholder's share of the excess. If the U.S. Stockholder's basis is reduced to zero, any remaining excess would be treated as capital gain, provided that the stockholder held his shares as a capital asset.

  Backup Withholding for the Special Dividend. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the rate of 31% with respect to the amount paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

  Tax Consequences of the Special Dividend to Tax-Exempt Stockholders. For a discussion of the federal income tax consequences material to a tax-exempt stockholder of a distribution from the Company, see the discussion under the heading "Federal Income Tax Considerations--Taxation of Tax-Exempt Stockholders" in the accompanying Prospectus.

  Tax Consequences of the Special Dividend to Non-U.S. Stockholders. The term "Non-U.S. Stockholder" means a nonresident alien individual, foreign corporation, foreign partnership or foreign estate or trust. A Non-U.S. Stockholder will treat the fair market value of the Special Dividend as ordinary income to the extent it is made out of the Company's earnings and profits. For a discussion regarding the fair market value of the Special Dividend and the extent to which it is made out of the Company's earnings and profits see "--Tax Consequences of the Special Dividend to U.S. Stockholders" above.

  For Non-U.S. Stockholders, the Special Dividend will be subject to withholding of U.S. federal income tax on a gross basis (that is, without allowance of deductions) at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless it is treated as effectively connected with the conduct by the Non-U.S. Stockholder of a U.S. trade or business. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. If the Special Dividend is effectively connected with such a trade or business, a Non-U.S. Stockholder will be subject to tax on the Special Dividend on a net basis (that is, after allowance of deductions) at graduated rates, in the same manner as U.S. Stockholders are taxed with respect to the Special Dividend, and generally will not be subject to withholding. A Non-U.S. Stockholder that is a corporation may also be subject to an additional branch profits tax on the Special Dividend at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

  To the extent that the Special Dividend exceeds the Company's earnings and profits allocable to it, it will be treated first as a tax-free return of capital to such Non-U.S. Stockholder, reducing the adjusted basis in his shares by the amount of such excess (but not below zero). If such basis is reduced to zero and there is remaining excess, the Special Dividend will give rise to gain from the sale or exchange of such stock.

  As a result of a legislative change made by the Small Business Job Protection Act of 1996, it appears that the Company would be required to withhold 10% of any distribution in excess of its earnings and profits. Consequently, although the Company currently intends to withhold at a rate of 30% on the entire amount of the Special Dividend (or a lower applicable treaty rate), to the extent that it does not do so, any portion of the Special Dividend not subject to withholding at a rate of 30% (or a lower applicable treaty rate) will be subject to withholding at a rate of 10%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it subsequently determined that the Special Dividend was, in fact, in excess of the Company's earnings and profits, and the amount withheld exceeded the Non-U.S. Stockholder's U.S. tax liability, if any, with respect to the Special Dividend.

  To the extent that withholding tax is owed with respect to any Non-U.S. Stockholder with respect to Common Stock received pursuant to the Special Dividend, the Company anticipates that the transfer agent would sell in the market a portion of the shares of Common Stock distributable to such Non-U.S. Stockholder to pay such withholding taxes and the actual number of shares received pursuant to the Special Dividend would be net of any shares sold to pay such withholding taxes.

                             SUBJECT TO COMPLETION
                            DATED NOVEMBER 25, 1998

PROSPECTUS

                                  $750,000,000
                           HOST MARRIOTT CORPORATION

               COMMON STOCK, PREFERRED STOCK, DEPOSITARY SHARES,
                        WARRANTS AND SUBSCRIPTION RIGHTS

  We are a company dedicated to acquiring and owning hotel properties. We intend to elect to be taxed as a real estate investment trust beginning January 1, 1999. By this Prospectus, we may offer, from time to time, in one or more series or classes the following securities (collectively, the "Offered Securities"):

  . shares of our Common Stock, par value $.01 per share, . shares of our Preferred Stock, par value $.01 per share, . shares of Preferred Stock represented by Depositary Shares,
  . our Warrants exercisable for Common Stock, Preferred Stock or Depositary
     Shares and
  . Subscription Rights evidencing the right to purchase any of the above securities.

  The Offered Securities have an aggregate initial offering price of $750,000,000. We may offer the Offered Securities in amounts, at prices and on terms determined at the time of the offering. We will provide you with specific terms of the applicable Offered Securities in supplements to this Prospectus. Such terms will include, where applicable:

  . any initial public offering price of the Common Stock, . the specific title and stated liquidation value, any distribution, liquidation, redemption, conversion, voting and other rights, and any initial public offering price of the Preferred Stock,
  . the aggregate number of Depositary Shares offered, the fractional share of Preferred Stock represented by each Depositary Share and any initial public offering price of the Depositary Shares,
  . the specific title and aggregate number, the issue price, the exercise price and date(s) or period(s) of Warrants, and the terms on which and the securities for which the Warrants may be exercised,
  . the specific title, number, exercise price and duration, transferability, any oversubscription privilege, any initial public offering price of the Subscription Rights, and the terms on which and the securities for which such Subscription Rights may be exercised,
  . any special limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case as may be appropriate to assist in maintaining our status as a real estate investment trust for federal income tax purposes or otherwise and
  . applicable information about U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the Offered Securities covered by the Prospectus Supplement.

  You should read this Prospectus and any supplement carefully before you decide to invest. This Prospectus may not be used to consummate sales of the Offered Securities unless it is accompanied by a Prospectus Supplement describing the method and terms of the offering of those Offered Securities.

  Investing in the Offered Securities involves risks. See "Risk Factors" beginning on page 6.

                               ----------------

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

                               ----------------

                The date of this Prospectus is December  , 1998.

                             ABOUT THIS PROSPECTUS

  This Prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "Commission") using a "shelf" registration process under the Securities Act of 1933. Under the shelf process, we may, from time to time, sell any combination of the Offered Securities described in this Prospectus in one or more offerings up to a total dollar amount of $750,000,000.

  This Prospectus and the accompanying Prospectus Supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the Commission. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this Prospectus and any accompanying Prospectus Supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the Commission rules and regulations require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of each document.

  This Prospectus provides you with a general description of the Offered Securities we may offer. Each time we sell Offered Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change any information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement together with additional information described under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy materials that we have filed with the Commission, including the registration statement, at the following Commission public reference rooms:

  450 Fifth Street, N.W.     7 World Trade Center     500 West Madison Street
  Room 1024                  Suite 1300               Suite 1400
  Washington, D.C. 20549     New York, New York 10048 Chicago, Illinois 60661

  Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

  Our Commission filings can also be read at the following address:

  New York Stock Exchange
  20 Broad Street
  New York, New York 10005

  Our Commission filings are also available to the public on the Commission's Web Site at http://www.sec.gov.

  The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate be reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we have sold all of the Offered Securities to which this Prospectus relates or the offering is otherwise terminated.

    1. Annual Report on Form 10-K of Host Marriott Corporation, a Delaware corporation and predecessor of the Company, for the fiscal year ended January 2, 1998 (filed on March 27, 1998).

    2. Quarterly Reports on Form 10-Q of Host Marriott Corporation, a Delaware corporation and predecessor of the Company, for the quarters ended March 27, 1998 (filed on May 11, 1998 and amended on May 11, 1998), June 19, 1998 (filed on July 21, 1998) and September 11, 1998 (filed on October 26, 1998).

    3. Current Reports on Form 8-K filed by Host Marriott Corporation, a Delaware corporation and predecessor of the Company, dated April 17, 1998 (filed on April 17, 1998), July 29, 1998 (filed on August 6, 1998), August 5, 1998 (filed on September 11, 1998) and November 24, 1998 (filed on November 25, 1998 and superseding the Current Reports on Form 8-K dated July 15, 1998 (filed on July 17, 1998), July 17, 1998 (filed on July 28,
  1998), July 29, 1998 (filed on July 30, 1998), and July 29, 1998 (filed on
  July 31, 1998)).

    4. The Company's Current Report on Form 8-K filed by the Company, dated December , 1998 (filed on December , 1998).

    5. Description of the Company's Common Stock included in a Registration Statement on Form 8-A filed on November 18, 1998.

  You may request a copy of these filings, at no cost, by writing us at the following address or telephoning us at (301) 380-2070 between the hours of 9:00 a.m. and 4:00 p.m., Eastern Time:

  Corporate Secretary
  Host Marriott Corporation
  10400 Fernwood Road
  Bethesda, Maryland 20817

                           FORWARD-LOOKING STATEMENTS

  The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. In addition to historical information, this Prospectus and other materials filed or to be filed by us with the Commission and incorporated by reference in this Prospectus contain or will contain forward-looking statements within the meaning of the federal securities law. Forward-looking statements include information relating to our intent, belief or current expectations, primarily, but not exclusively, with respect to:

  .  capital expenditures,
  .  cost reduction,
  .  cash flow,
  .  economic conditions,
  .  operating performance or
  .  improvements and related industry developments.

  We intend to identify forward-looking statements in this Prospectus by using words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "may be," "objective," "plan," "predict," "project" and "will be" and similar words or phrases (or the negative thereof).

  The forward-looking information involves important risks and uncertainties that could cause our actual results, performance or achievements to differ materially from our anticipated results, performance or achievements expressed or implied in this Prospectus by such forward-looking statements. These risks and uncertainties include, but are not limited to:

  . national and local economic and business conditions that will, among other things, affect demand for hotels and other properties, the level of rates and occupancy that can be achieved by such properties and the availability and terms of financing;

  . the ability to maintain the properties in a first-class manner (including meeting capital expenditure requirements);

  . the Company's ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures;

  . the Company's ability to acquire or develop additional properties and the risk that potential acquisitions or developments may not perform in accordance with expectations;

  . changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs;

  . governmental approvals, actions and initiatives including the need for compliance with environmental and safety requirements, and changes in laws and regulations or the interpretation thereof;

  .  the effects of tax legislative action;

  .  the effect on the Company of the Year 2000 issue; and

  . the timing of the Company's election to be taxed as a REIT and the ability of the Company to satisfy complex rules in order to qualify for taxation as a REIT for federal income tax purposes and to operate effectively within the limitations imposed by these rules.

  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give you no assurance that such expectations will be attained or that any deviations will not be material. We disclaim any obligation or undertaking to disseminate to you any updates or revisions to any forward-looking statement contained in this Prospectus (or other materials that we have filed or will file with the Commission and incorporated by reference in this Prospectus) to reflect any change in our expectations or any changes in events, conditions or circumstances on which any statement is based.

  AS USED HEREIN AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT, "COMPANY" MEANS HOST MARRIOTT CORPORATION, A MARYLAND CORPORATION FORMERLY KNOWN AS HMC MERGER CORPORATION AND THE SUCCESSOR BY MERGER TO HOST MARRIOTT CORPORATION, A DELAWARE CORPORATION, WHICH TOGETHER WITH ITS FORMER SUBSIDIARIES ARE THE PREDECESSORS OF THE COMPANY (THE "HOST PREDECESSORS"), AND ITS SUBSIDIARY HOST MARRIOTT, L.P., A DELAWARE LIMITED PARTNERSHIP (THE "OPERATING PARTNERSHIP"), AND THE SUBSIDIARIES THEREOF OR, AS THE CONTEXT MAY REQUIRE, HOST MARRIOTT CORPORATION ONLY OR THE OPERATING PARTNERSHIP ONLY. ALL REFERENCES TO THE HISTORICAL ACTIVITIES OF THE COMPANY PRIOR TO DECEMBER , 1998, REFER TO THE ACTIVITIES OF THE HOST PREDECESSORS.

                                  THE COMPANY

  The Company was formed to continue and expand the hotel lodging property ownership business of the Host Predecessors. The Company succeeded to this business pursuant to the merger of Host Marriott Corporation, a Delaware corporation, with and into the Company (the "Merger") and other restructuring transactions consummated in December 1998 (collectively, the "REIT Conversion"). The Company is one of the largest owners of hotels in the world,
with ownership of or controlling interests in approximately    upscale and
luxury full-service hotel lodging properties ("Hotels") in its portfolio as of December , 1998. Virtually all of these properties are leased to subsidiaries of Crestline Capital Corporation ("Crestline"), formerly a wholly owned subsidiary of the Company, and are generally operated under the Marriott and Ritz-Carlton brand names and managed by Marriott International, Inc. ("Marriott International"). The Company intends to make an election to be taxed as a real estate investment trust ("REIT") for federal income tax purposes effective for its taxable year beginning January 1, 1999. The Company owns all of its assets and conducts substantially all of its business through the Operating Partnership and its subsidiaries. The Company is the sole general partner of the Operating Partnership.

  The Company's principal executive offices are located at 10400 Fernwood Road, Bethesda, Maryland 20817-1109, and its telephone number is (301) 380-9000.

                                USE OF PROCEEDS

  Unless otherwise indicated in the applicable Prospectus Supplement, the Company anticipates that any net proceeds from the sale of Offered Securities will be used for general operational purposes, which may include, but are not limited to, working capital, capital expenditures, acquisitions and the repayment or repurchase of the indebtedness of the Company or its subsidiaries or capital stock of the Company. The factors which the Company will consider in any repayment or repurchase of its indebtedness will include the amount and characteristics of any Offered Securities issued and may include, among others, the impact of such refinancing on the liquidity of the Company or on its debt-to-capital ratio and funds from operations ("FFO") per share. When a particular series of Offered Securities is offered, the Prospectus Supplement relating thereto will set forth the intended use for the net proceeds received from the sale of such Offered Securities. Pending the application of the net proceeds, the Company expects to invest such proceeds in short-term, interest-bearing instruments or other investment-grade debt securities or to reduce indebtedness under the Company's bank credit agreement.

                                 ERISA MATTERS

  The Company and its subsidiaries may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")), with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase of Offered Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of
Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company or any of its affiliates is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Offered Securities are acquired pursuant to and in accordance with an applicable federal statutory exemption, or administrative exemption issued on a class-wide basis by the United States Department of Labor. Any pension or other employee benefit plan proposing to acquire any Offered Securities should consult with its counsel.

                                  RISK FACTORS

  Prospective investors should carefully consider, among other factors, the material risks described below.

WE DO NOT CONTROL OUR HOTEL OPERATIONS AND CERTAIN OTHER ASSETS

We Do Not Control Our Hotel Operations

  Because federal income tax laws restrict REITs from deriving revenues directly from operating a hotel, we do not operate any of the Hotels. As a result, we lease virtually all of our Hotels to subsidiaries of Crestline (the "Lessees") which, in turn, retain managers to manage the Hotels pursuant to management agreements. Under the Hotel leases (the "Leases"), we have little influence over how the Lessees operate the Hotels. Similarly, we have virtually no influence over how the managers manage the Hotels. As a result, our revenue depends upon the ability of the Lessees and the managers to operate and manage the Hotels. We have no recourse if we believe that the Hotel managers do not maximize the revenues from the Hotels, which in turn will maximize the rental payments we receive under the Leases. We may seek redress under most Leases only if the Lessee violates the terms of the Lease and then only to the extent of the remedies set forth in the Lease. We may terminate a Lease if the Lessee defaults, but terminating a Lease could impair our ability to qualify as a REIT for federal income tax purposes unless another suitable lessee is found.

We Do Not Control Certain Assets Held by the Non-Controlled Subsidiaries

  We own economic interests in certain taxable corporations (the "Non-Controlled Subsidiaries") that hold various assets (not exceeding, in the aggregate, 15% in value of our assets), consisting primarily of interests in Hotels which are not leased, certain furniture, fixtures and equipment ("FF&E") used in the Hotels and certain international Hotels that could jeopardize our status as a REIT. Although we own 95% of the economic interests of the Non-Controlled Subsidiaries, the Host Marriott Statutory Employee/Charitable Trust (the "Host Employee/Charitable Trust") owns all of the voting common stock (which represents the remaining 5% of the economic interest) of the Non-Controlled Subsidiaries. This voting stockholder elects the directors who are responsible for overseeing the operations of the Non-Controlled Subsidiaries. As a result, we have no control over the operation or management of the hotels or other assets owned by the Non-Controlled Subsidiaries, even though we depend upon the Non-Controlled Subsidiaries for a significant portion of our revenues.

WE ARE DEPENDENT ON THE LESSEES AND THE HOTEL MANAGERS

We Are Dependent on the Lessees' Rent Payments

  The Lessees, subsidiaries of Crestline, lease virtually all of our Hotels. The Lessees' rent payments are the primary source of our revenues. The obligations of the Lessees are guaranteed by Crestline, but Crestline's liability is limited to a relatively small portion of the aggregate rent obligation of the Lessees. Crestline's and each Lessee's ability to meet its obligations under the Leases will determine the amount of our revenue and, likewise, our ability to make distributions to stockholders. We have no control over Crestline or any Lessee and cannot assure you that Crestline or any Lessee will have sufficient assets, income and access to financing to enable it to satisfy its obligations under the Leases or to make payments of fees under the management agreements. Because of our dependence on Crestline, our credit rating will be affected by its general creditworthiness.

We Are Dependent on the Hotel Managers to Operate the Hotels Effectively

  Our revenue will be affected by the performance of the managers of the Hotels. It also will be affected by the relationships between the managers and the Lessees. Their decisions involving Hotel management may not necessarily be in our best interests, and disagreements between them could adversely affect us. We have no control over these relationships. Moreover, each Lessee's ability to pay rent accrued under its Lease depends to a large extent on the ability of the Hotel manager to operate the Hotel effectively and to generate gross sales in excess of its operating expenses. Our rental income from the Hotels may therefore be adversely affected if the managers fail to provide quality services and amenities and competitive room rates at the Hotels or fail to maintain the quality of the Hotel brand names. Although the Lessees have primary liability under the management agreements while the Leases are in effect, we remain liable under the Leases for all obligations that the Lessees do not perform.

OUR PERFORMANCE AND STOCK VALUE ARE SUBJECT TO RISKS ASSOCIATED WITH THE REAL ESTATE AND LODGING INDUSTRIES

General Risks

  If our assets do not generate income sufficient to pay our expenses, service our debt and maintain our properties, we will be unable to make expected distributions to our stockholders. Factors that could adversely affect the economic performance and value of our properties include:

  . changes in the national, regional and local economic climate,

  . local conditions such as an oversupply of hotel properties or a reduction in demand for hotel properties,

  . the attractiveness of our Hotels to consumers and competition from comparable hotels,

  . the quality, philosophy and performance of the Hotel managers (primarily
    Marriott International),

  . the ability of any Lessee to maximize rental payments,

  . changes in room rates and increases in operating costs due to inflation and other factors and

  . the need to periodically repair and renovate the Hotels.

  The expenses of owning a property are not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from the property. If a property is mortgaged and we are unable to meet the mortgage payments, the lender could foreclose and take the property. In addition, interest rate levels, the availability of financing, the cost of compliance with government regulation, including zoning and tax laws, changes in laws and governmental regulations (including those governing usage, zoning and taxes) could adversely affect our financial condition and ability to service debt and make distributions to our stockholders.

New Acquisitions May Fail to Perform as Expected and We May Be Unable to Make Any Acquisitions

  We intend to acquire additional full-service hotels and other types of real estate. Newly acquired properties may fail to perform as expected, which could adversely affect our financial condition. We may underestimate the costs necessary to bring an acquired property up to standards established for its intended market position. We expect to acquire hotels and other types of real estate with cash from secured or unsecured financings and proceeds from offerings of equity or debt, to the extent available. We may not be in a position or have the opportunity in the future to make suitable property acquisitions on favorable terms. In addition, we cannot guarantee that the leases for newly acquired hotels will be as favorable to us as the Leases.

Competition for Acquisitions May Result in Increased Prices for Hotels

  Other major investors with significant capital compete with us for attractive investment opportunities. These competitors include other REITs and hotel companies, investment banking firms and private institutional investment funds. This competition may increase prices for hotel properties, thereby decreasing the potential return on our investment.

The Seasonality of the Hotel Industry May Affect the Ability of the Lessees to Make Timely Rent Payments

  The seasonality of the hotel industry may, from time to time, affect either the amount of rent that accrues under the Leases or the ability of the Lessees to make timely rent payments under the Leases. A Lessee's or Crestline's inability to make timely rent payments to the Company could adversely affect our financial condition and ability to service debt and make distributions to our stockholders.

Because Real Estate Investments Are Illiquid, We May Be Unable to Sell Properties When Appropriate

  Real estate investments generally cannot be sold quickly. We may not be able to vary our portfolio promptly in response to economic or other conditions. This inability to respond promptly to changes in the performance of our investments could adversely affect our financial condition and ability to service debt and make distributions to our stockholders.

We May Be Unable to Renew Leases or Find Other Lessees

  The Leases have terms of seven to ten years. There can be no assurance that the affected Hotels will be relet to Crestline or the Lessees (or if relet, will be relet on terms as favorable to the Company). If the Hotels are not relet, we will be required to find other lessees who meet certain requirements of the management agreements and of the REIT tax laws. We cannot assure you that we would be able to find satisfactory lessees or that the terms of any new leases would be as favorable as under the Leases. Failure to find satisfactory lessees could cause us to lose our REIT status, and failure to enter leases on satisfactory terms could result in reduced cash available for distribution.

Terms of the Hotel Ground Leases May Adversely Affect Our Revenues

  Of the approximately     Hotels in which we held an interest as of December
 , 1998, we lease    pursuant to ground leases. These ground leases generally
require increases in ground rent payments every five years. Our ability to make cash distributions to our stockholders could be adversely affected to the extent that the rents payable by the Lessees under the Leases do not increase at the same or a greater rate as the increases under the ground leases. In addition, if we were to sell a Hotel encumbered by a ground lease, the buyer would have to assume the ground lease, which could result in a lower sales price.

Some Potential Losses Are Not Covered By Insurance

  We carry comprehensive liability, fire, flood, extended coverage and rental loss (for rental losses extending up to 12 months) insurance with respect to all of our Hotels. We believe the policy specifications and insured limits of these policies are of the type customarily carried for similar hotels. Certain types of losses, such as from earthquakes and environmental hazards, however, may be either uninsurable or too expensive to justify insuring against. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a Hotel, as well as the anticipated future revenue from the Hotel. In such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

THE LEASES, MANAGEMENT AGREEMENTS AND CERTAIN OTHER CONTRACTS COULD IMPAIR OUR ABILITY TO SELL OR REFINANCE OUR HOTELS

Leases Could Impair the Sale or Other Disposition of Our Hotels

  Each Lease generally requires the Company to make a termination payment to the Lessee if we terminate the lease prior to the expiration of its term. A termination payment is required even if we terminate a Lease because of a change in the federal income tax laws that either would make continuation of the Lease jeopardize our REIT status or would enable us to operate the Hotels ourselves. The termination fee generally is equal to the fair market value of the Lessee's leasehold interest in the remaining term of the Lease, which could be a significant amount. In addition, if we decide to sell a Hotel, we may be required to terminate its Lease, and the payment of the termination fee under such circumstances could impair our ability to sell the Hotel and would reduce the net proceeds of any sale.

Management Agreements Could Impair the Sale or Other Disposition of Our Hotels

  Under the terms of the management agreements, we generally may not sell, lease or otherwise transfer the Hotels unless the transferee assumes the related management agreements and meets certain other conditions. Our ability to finance, refinance or effect a sale of any of the properties managed by Marriott International or another manager may, depending upon the structure of such transactions, require the manager's consent. If Marriott International or other manager did not consent, we would be prohibited from consummating the financing, refinancing or sale without breaching the management agreement.

The Acquisition Contracts Relating to Certain Hotels Limit Our Ability to Sell or Refinance Such Hotels

  For reasons relating to federal income tax considerations of the former owners of certain of our Hotels, we have agreed to restrictions on selling certain Hotels or repaying or refinancing the mortgage debt thereon for lock-out periods which vary depending on the Hotel. We anticipate that, in certain circumstances, we may agree to similar restrictions in connection with future hotel acquisitions. As a result, even if it were in our best interests to sell such Hotels or refinance their mortgage debt, it may be difficult or impossible to do so during their respective lock-out periods.

MARRIOTT INTERNATIONAL'S AND CRESTLINE'S OPERATION OF THEIR RESPECTIVE BUSINESSES COULD RESULT IN DECISIONS NOT IN THE COMPANY'S BEST INTEREST

  Marriott International manages a significant number of our Hotels. In addition, Marriott International manages hotels owned by others that compete with our Hotels. As a result, Marriott International may make decisions regarding competing lodging facilities which it manages that would not necessarily be in the Company's best interests. Further, J.W. Marriott, Jr., a member of our Board of Directors, and Richard E. Marriott, our Chairman of the Board and J.W. Marriott, Jr.'s brother, serve as directors (and, in the case of J.W. Marriott, Jr., also an officer) of Marriott International. As of December
 , 1998, J.W. Marriott, Jr. and Richard E. Marriott also beneficially own approximately 10.6% and 10.2%, respectively, of the outstanding shares of common stock of Marriott International, and will beneficially own approximately 5.33% and 5.31%, respectively, of the outstanding shares of common stock of Crestline (but neither will serve as an officer or director of Crestline). As a result, J.W. Marriott, Jr. and Richard E. Marriott have potential conflicts of interest when making decisions regarding Marriott International (including decisions relating to the management agreements involving the Hotels), Marriott International's management of competing lodging properties and Crestline's leasing and other businesses.

  The Boards of Directors of both the Company and Marriott International follow appropriate policies and procedures to limit the involvement of Messrs. J.W. Marriott, Jr. and Richard E. Marriott (and, if appropriate, other officers and directors of such companies) in conflict situations, including requiring them to abstain from voting as directors of either the Company or Marriott International (or as directors of any of their subsidiaries) on certain matters which present a conflict between the companies.

STOCKHOLDERS' ABILITY TO EFFECT A CHANGE IN CONTROL OF THE COMPANY IS LIMITED

Provisions of Our Charter and Bylaws Could Inhibit Changes in Control

  Certain provisions of our charter and bylaws may delay or prevent a change in control of the Company or other transaction that could provide our stockholders with a premium over the then-prevailing market price of their shares or which might otherwise be in their best interests. These include a staggered Board of Directors and the Ownership Limit described below. Also, any future class or series of stock may have certain voting provisions that could delay or prevent a change in control or other transaction that might involve a premium price or otherwise be good for our stockholders.

The Marriott International Purchase Right May Discourage a Takeover of the
Company

  Marriott International has the right to purchase up to 20% of each class of our outstanding voting shares at the then fair market value upon the occurrence of certain change of control events involving the Company (the

"Marriott International Purchase Right"). The Marriott International Purchase Right will continue in effect until June 2017, subject to certain limitations intended to protect the Company's REIT status. The Marriott International Purchase Right may have the effect of discouraging a takeover of the Company, because any person considering acquiring a substantial or controlling block of our Common Stock will face the possibility that its ability to obtain or exercise control would be impaired or made more expensive by the exercise of the Marriott International Purchase Right.

We Have Adopted Maryland Law Limitations on Changes in Control

  The Maryland General Corporation Law, as amended (the "MGCL"), prohibits certain "business combinations" (including certain issuances of equity securities) between a Maryland corporation and any person who owns 10% or more of the voting power of the corporation's then outstanding shares of stock (an "Interested Stockholder") or an affiliate of the Interested Stockholder unless a business combination is approved by the board of directors any time before an Interested Stockholder first becomes an Interested Stockholder. The prohibition lasts for five years after the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be approved by stockholders under certain special voting requirements . We will be subject to such provisions although we may elect to "opt-out" in the future. As a result, a change in control of the Company or other transaction that could provide our stockholders with a premium over the then-prevailing market price of their shares or which might otherwise be in their best interests may be prevented or delayed. Our Board of Directors has exempted from this statute the acquisition of shares by Marriott International (together with its successors and permitted assignees) pursuant to the terms of the Marriott International Purchase Right as well as any other transactions involving the Company and Marriott International or our respective subsidiaries, or J.W. Marriott, Jr. or Richard
E. Marriott, provided that, if any such transaction is not in the ordinary course of business, it must be approved by a majority of our directors present at a meeting at which a quorum is present, including a majority of the disinterested directors, in addition to any vote of stockholders required by other provisions of the MGCL.

Maryland Control Share Acquisition Law Could Delay or Prevent a Change in
Control

  Under the MGCL, unless a corporation elects not to be subject thereto, "control shares" acquired in a "control share acquisition" have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror and by officers or directors who are employees of the corporation. "Control shares" are voting shares which would entitle the acquiror to exercise voting power in electing directors within certain specified ranges of voting power. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions. The Company is subject to these control share provisions of Maryland law and, as a result, a change in control of the Company or other transaction that could provide our stockholders with a premium over the then-prevailing market price of their shares or which might otherwise be in their best interests may be delayed or prevented. Our bylaws contain an exemption from this statute for any shares acquired by Marriott International (together with its successors and permitted assignees) pursuant to the Marriott International Purchase Right.

We Have Adopted a Rights Agreement Which Could Delay or Prevent a Change in Control

  Our Rights Agreement provides, among other things, that upon the occurrence of certain events, stockholders will be entitled to purchase shares of our stock, subject to the Ownership Limit described in the next risk factor. The preferred stock purchase rights would cause substantial dilution to a person or group that acquires or attempts to acquire 20% or more of the Company's Common Stock on terms not approved by the Board of Directors and, as a result, could delay or prevent a change in control of the Company or other transaction that could provide our stockholders with a premium over the then-prevailing market price of their shares or which might otherwise be in their best interests.

We Have a Stock Ownership Limit Primarily for REIT Tax Purposes

  To remain qualified as a REIT for federal income tax purposes, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of any year. In addition, a person who owns 10% or more of an interest in one of our tenants (or a tenant of any partnership in which we are a partner) cannot own 10% or more of our shares without jeopardizing our qualification as a REIT. Primarily to facilitate maintenance of our REIT qualification, our charter, subject to certain exceptions, prohibits ownership, directly or by virtue of certain attribution provisions of the federal tax laws, by any person or persons acting as a group of more than 9.8% of the outstanding Common Stock or of more than 9.8% of any outstanding class or series of preferred stock. We refer to this as the "Ownership Limit." The Board of Directors may, in its sole and absolute discretion, waive or modify the Ownership Limit with respect to one or more persons who would not be treated as "individuals" for purposes of the Code if the Board is satisfied that such waiver will not cause a person who is an individual to be treated as owning shares in excess of the Ownership Limit or otherwise jeopardize our REIT status.

  The attribution provisions of the federal tax laws that are used in applying the Ownership Limit are complex. They may cause one stockholder to be considered to own the stock of a number of related stockholders. As a result, these provisions may cause a stockholder whose direct ownership of stock does not exceed the Ownership Limit to, in fact, exceed the Ownership Limit.

  Any shares of Common Stock acquired or held in violation of the Ownership Limit will be transferred automatically to a charitable trust, and the stockholder's rights to distributions and to vote with respect to any shares over the Ownership Limit would terminate. Upon any subsequent sale of such shares by the charitable trust, the holder whose shares had been transferred would receive the lesser of the price he or she paid for the shares or the amount realized from such sale. A transfer of our Common Stock may be void if it causes a person to violate the Ownership Limit. The Ownership Limit could delay or prevent a change in control and, therefore, could adversely affect stockholders' ability to realize a premium over the then-prevailing market price for the Common Stock in connection with such transaction.

THE MARKET VALUE OF OUR PUBLICLY TRADED SECURITIES COULD BE ADVERSELY AFFECTED BY MANY FACTORS

The Large Number of Shares Available for Future Sale Could Adversely Affect the Market Price of Our Publicly Traded Securities

  In connection with the REIT Conversion, we have reserved approximately
million shares of our Common Stock for future issuance. Up to     million
shares of this Common Stock may be issued in January 1999. Such Common Stock will be freely transferable upon receipt. The balance of the reserved Common Stock may be issued upon the redemption of units of limited partnership interest in the Operating Partnership ("OP Units"). These OP Units will become
redeemable at various times over the next year, with    million OP Units
becoming redeemable beginning on July 1, 1999, pursuant to the holder's right under the Partnership Agreement to redeem them for shares of our Common Stock or the cash equivalent thereof (as elected by the Company) ("Unit Redemption Right"). In addition, we have reserved a substantial number of shares of our Common Stock for issuance pursuant to benefit plans or outstanding options, and such shares of our Common Stock will be available for sale in the public markets from time to time. Moreover, we may issue additional shares of our Common Stock in the future. We cannot predict the effect that future sales of shares of our Common Stock, or the perception that such sales could occur, will have on the market prices of our equity securities.

Changes in Market Conditions Could Adversely Affect the Market Price of Our Publicly Traded Securities

  As with other publicly traded equity securities, the value of our publicly traded securities depends upon various market conditions, which may change from time to time. Market conditions that may affect the value of our publicly traded securities include:

  . the extent of institutional investor interest in the Company,

  . the general market perception of REITs in general and hotel REITs in particular and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies),

  . the general condition of the lodging industry and

  . general financial market conditions.

  There can be no assurance that changes in these market conditions would not have a material adverse effect on the market price of our Common Stock or other equity securities we may issue in the future.

Our FFO and Cash Distributions Will Affect the Market Price of Our Publicly Traded Securities

  We believe that the market value of a REIT's equity securities is based primarily upon the market's perception of the REIT's growth potential, including its prospects for accretive acquisitions and development, and its current and potential future cash distributions, and is secondarily based upon the real estate market value of the underlying assets. For that reason, our Common Stock may trade at prices that are higher or lower than the net asset value per share. To the extent we retain operating cash flow for investment purposes, working capital reserves or other purposes, these retained funds, while increasing the value of our underlying assets, may not correspondingly increase the market price of our Common Stock. Our failure to meet the market's expectations with regard to future FFO and cash distributions would likely adversely affect the market price of our publicly traded securities.

Market Interest Rates May Have an Effect on the Value of Our Publicly Traded Securities

  One of the factors that investors consider important in deciding whether to buy or sell shares of a REIT is the distribution rate on such shares (as a percentage of the price of such shares) relative to market interest rates. If market interest rates go up, prospective purchasers of our equity securities may expect a higher dividend yield. Higher interest rates would not, however, result in more funds for us to distribute and, in fact, would likely increase our borrowing costs and potentially decrease cash available for distribution to the extent that our indebtedness has floating interest rates. Thus, higher market interest rates could cause the market price of our publicly traded securities to go down.

WE ARE DEPENDENT ON EXTERNAL SOURCES OF CAPITAL

  To qualify as a REIT, we must distribute to our stockholders each year at least 95% of our net taxable income (excluding any net capital gain). Because of these distribution requirements, it is not likely that we will be able to fund all future capital needs, including acquisitions, from income from operations. We therefore will have to rely on third-party sources of capital, which may or may not be available on favorable terms or at all. Our access to third-party sources of capital depends upon a number of factors, including general market conditions, the market's perception of our growth potential, our current and potential future earnings and cash distributions and the market price of our Common Stock. Moreover, additional equity offerings may result in substantial dilution of stockholders' interests, and additional debt financing may substantially increase our leverage.

DEGREE OF LEVERAGE AND RIGHTS OF LENDERS COULD ADVERSELY AFFECT OUR ECONOMIC PERFORMANCE

Our Degree of Leverage Could Limit Our Ability to Obtain Additional Financing

  Our debt-to-total market capitalization ratio (total debt as a percentage of total debt plus the market value of the outstanding Common Stock and OP Units) is approximately % as of December , 1998. We have a policy of incurring debt only if, immediately following such incurrence, our debt-to-total market capitalization ratio on a pro forma basis would be 60% or less. Our degree of leverage could affect our ability to obtain financing in the future for working capital, capital expenditures, acquisitions, development or other general corporate purposes and to refinancing borrowings on favorable terms. Our leveraged capital structure also makes us more vulnerable to a downturn in our business or in the economy generally. Moreover, there are no limitations in our organizational documents that limit the amount of indebtedness that we may incur, although our existing debt instruments contain certain restrictions on the amount of indebtedness that we may incur. Accordingly, the Board of Directors could alter or eliminate the 60% policy (or any other investment or financing policy) without stockholder approval to the extent permitted by our debt agreements. If this policy (or any other investment or financial policy) were changed, we could become more highly leveraged, resulting in an increase in debt service payments that could adversely affect our cash flow and consequently our ability to service our debt and make distributions to stockholders.

Rental Revenues from Hotels Are Subject to Prior Rights of Lenders

  The mortgages on certain of our Hotels require that rent payments under the Leases on such Hotels be used first to pay the debt service on such mortgage loans. Consequently, only the cash flow remaining after debt service will be available to satisfy other obligations (including property taxes and insurance, FF&E reserves for the Hotels and capital improvements, and debt service on unsecured debt) and to make distributions to stockholders.

WE ARE DEPENDENT ON OUR KEY PERSONNEL

  We depend on the efforts of our executive officers. While we believe we could find replacements for these key personnel, the loss of their services could have a significant adverse effect on our operations. We do not intend to obtain key-man life insurance with respect to any of our executive officers.

THE REIT CONVERSION COULD RESULT IN LITIGATION

  Over the last several years, business reorganizations involving the combination of several partnerships into a single entity have occasionally given rise to investor lawsuits. These lawsuits have involved claims against the general partners of the participating partnerships, the partnerships themselves and related persons involved in the structuring of, or benefiting from, the conversion or reorganization, as well as claims against the surviving entity and its directors and officers. If any lawsuits are filed in connection with the partnership mergers or other transactions comprising the REIT Conversion, such lawsuits could result in substantial damage claims against the Company, as successor to the liabilities of the Host Predecessors. One such lawsuit has been filed by the partners of Potomac Hotels Limited Partnership. Such lawsuits, if successful, could adversely affect our financial condition and our ability to service our debt and make distributions to stockholders.

JOINT VENTURE INVESTMENTS HAVE ADDITIONAL RISKS

  Instead of purchasing hotel properties directly, we may invest as a co-venturer. Joint venturers often share control over the operation of the joint venture assets. Actions by a co-venturer could subject such assets to additional risk. Our co-venturer in an investment might have economic or business interests or goals that are inconsistent with our interests or goals, or be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives. Although we generally will seek to maintain sufficient control of any joint venture to permit our objectives to be achieved, we might not be able to take action without the approval of our joint venture partners. Also, our joint venture partners could take actions binding on the joint venture without our consent. A joint venture partner could go bankrupt, leaving us liable for its share of joint venture liabilities. Finally, the requirement that we lease our assets to qualify as a REIT may make it more difficult for us to enter into joint ventures in the future.

WE ARE UNABLE TO PREDICT THE IMPACT OF THE YEAR 2000 PROBLEM ON OUR BUSINESS AND FINANCIAL CONDITION

  Year 2000 issues have arisen because many existing computer programs and chip-based embedded technology systems use only the last two digits to refer to a year, and therefore do not properly recognize a year that begins with "20" instead of the familiar "19." If not corrected, many computer applications could fail or create erroneous results. Our potential Year 2000 problems include issues relating to our in-house hardware and software computer systems, as well as issues relating to third parties with which we have a material relationship or whose systems are material to the operations of our Hotels.

  In-House Systems

     Since October of 1993, we have invested in the implementation and maintenance of accounting and reporting systems and equipment that are intended to enable us to provide adequately for our information and reporting needs and which are also Year 2000 compliant. Substantially all of our in-house systems have already been certified as Year 2000 compliant through testing and other mechanisms. We have not delayed any systems projects due to the Year 2000 issue. We are in the process of engaging a third party to review our Year 2000 in-house compliance.


  Third-Party Systems

     We rely upon operational and accounting systems provided by third parties, primarily the managers of our Hotels, to provide the appropriate property-specific operating systems (including reservation, phone, elevator, security, HVAC and other systems) and to provide us with financial information. We will continue to monitor the efforts of these third parties to become Year 2000 compliant and will take appropriate steps to address any non-compliance issues.

  Risks

     Management believes that future costs associated with Year 2000 issues for its in-house systems will be insignificant and therefore not impact our business, financial condition and results of operations. However, the actual effect that Year 2000 issues will have on our business will depend significantly on whether other companies and governmental entities properly and timely address Year 2000 issues and whether broad-based or systemic failures occur. We cannot predict the severity or duration of any such failures, which could include disruptions in passenger transportation or transportation systems generally, loss of utility and/or telecommunications services, the loss or disruption of hotel reservations made on centralized reservation systems and errors or failures in financial transactions or payment processing systems such as credit cards.

     Moreover, we are dependent upon Crestline to interface with third parties in addressing Year 2000 issues at the Hotels leased to the Lessees. Due to the general uncertainty inherent with respect to Year 2000 issues and our dependence on third parties (including Crestline), we are unable to determine at this time whether the consequences of Year 2000 failures will have a material impact on the Company. Although our joint Year 2000 compliance program with Crestline is expected to significantly reduce uncertainties arising out of Year 2000 issues and the possibility of significant interruptions of normal operations, we cannot assure you that this will be the case.

THE COST OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND OTHER REGULATIONS COULD DECREASE OUR CASH AVAILABLE FOR DISTRIBUTION

Compliance with the Americans with Disabilities Act Can Be Costly

  The Hotels must comply with Title III of the Americans with Disabilities Act (the "ADA") to the extent that such Hotels are "public accommodations" or "commercial facilities" as defined by the ADA. The ADA requires removal of structural barriers to access by persons with disabilities in certain public areas of hotels where such removal is readily achievable. We do not believe that substantial non-budgeted capital expenditures will be required in the future to comply with the ADA. Our existing Hotel Leases would require us to fund any such expenditures. Noncompliance with the ADA could also result in the imposition of fines or an award of damages to private litigants. Unexpected capital expenditures or the payment of fines or damages would decrease our cash available for distribution and potentially adversely affect our ability to make distributions to stockholders.

Compliance With Other Regulations Can Also Be Costly

  Hotels are subject to various forms of regulation in addition to the ADA, including building codes and fire safety regulations. Such regulations may be changed from time to time, or new regulations adopted, resulting in additional or unexpected costs of compliance. Any such increased costs could reduce our cash available for debt service and distributions to stockholders.

ENVIRONMENTAL PROBLEMS ARE POSSIBLE AND CAN BE COSTLY

  Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or petroleum product releases at such property. The owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. These laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination emanating from that site. Environmental laws also govern the presence, maintenance and removal of asbestos. These laws require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, that they notify and train those who may come into contact with asbestos and that they undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers. We believe that our properties are in compliance in all material respects with applicable environmental laws. Unidentified environmental liabilities could arise, however, and could have an adverse effect on our financial condition and performance.

OUR SUCCESS AS A REIT DEPENDS ON OUR COMPLIANCE WITH COMPLICATED TAX RULES

We Intend to Qualify as a REIT, but We Cannot Guarantee that We Will Qualify

  We intend to operate to qualify as a REIT for tax purposes beginning in 1999. If we qualify as a REIT, we generally will not be taxed on our income that we distribute to our stockholders so long as we distribute currently at least 95% of our income, excluding our net capital gain. We cannot guarantee, however, that we will qualify as a REIT in 1999 or in any future year. In addition, it is possible that even if we do qualify as a REIT, new tax rules will change the way we are taxed. Hogan & Hartson L.L.P. ("Hogan & Hartson"), a law firm, has given us an opinion that beginning January 1, 1999, we will be organized in conformity with the requirements for qualification as a REIT and that our proposed method of operation will enable us to satisfy the requirements for qualification and taxation as a REIT. However, Hogan & Hartson based its opinion on a number of assumptions and conditions, including the accuracy of factual representations that we and the Operating Partnership made. These representations relate to a large number of matters, including how we and our subsidiaries operate and will operate in the future and how the hotels are leased. With respect to how the hotels are leased, we made representations to Hogan & Hartson about the economic terms of the Leases and the other terms of the Leases. We also made representations to Hogan & Hartson about our expectations and the expectations of the Lessees regarding the Leases. It is important that you understand that Hogan & Hartson's opinion only represents its judgment based on the facts represented by us and does not bind the IRS or the courts. Neither we nor Hogan & Hartson can guarantee that the IRS or a court will agree that we qualify as a REIT.

The Operating Partnership May Need to Borrow Money or Issue Additional Equity in Order for Us to Qualify as a REIT

  A REIT must distribute to its shareholders at least 95% of its net taxable income, excluding any net capital gain. The source of the distributions we make to our stockholders will be money distributed to us by the Operating Partnership. We intend to meet this 95% requirement, but there are a number of reasons why the Operating Partnership's cash flow alone may be insufficient for it to distribute to us the funds we will need. First, as a result of some of the transactions of the Host Predecessors, we expect to recognize large amounts of taxable income in future years for which the Operating Partnership will have no corresponding cash flow or EBITDA. This type of income is often referred to as "phantom income." Second, in order to qualify as a REIT in 1999, we need to distribute to our stockholders, prior to the end of 1999, all of the "earnings and profits" that accumulated prior to 1999. If we do not meet this requirement when the distributions declared in connection with the REIT Conversion are paid, we will be required to make further distributions prior to the end of 1999. The Operating Partnership will not have cash flow that corresponds to these distributions and may not be able to borrow or otherwise obtain the funds necessary to distribute to us an amount necessary to make these distributions. Third, the seasonality of the hospitality industry could cause a further mismatch of the Operating Partnership's income and its cash flow.

  In addition, even if a REIT meets the 95% requirement, it may still be subject to a 4% nondeductible excise tax. This excise tax applies to the amount by which certain of the REIT's distributions in a given calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and any undistributed taxable income from prior years. We intend to make distributions so that we will not be subject to this excise tax, but for the reasons described above, the Operating Partnership's cash flow alone may be insufficient for it to distribute to us the funds we will need.

  If the Operating Partnership's cash flow alone is insufficient for it to distribute to us the money we need to meet the 95% distribution requirement or to avoid the 4% excise tax, it will need to issue additional equity or borrow money. We cannot guarantee that these sources of funds will be available to the Operating Partnership on favorable terms or even at all. Any problems the Operating Partnership has in borrowing money could be exacerbated by two factors. First, it will need to distribute most if not all of its earnings to us and so it will be unable to retain these earnings. Accordingly, it generally will need to refinance its maturing debt with additional debt or equity and rely on third-party sources to fund future capital needs. Second, the borrowing needs of the Operating Partnership will be increased if we are required to pay taxes or liabilities attributable to prior years. If the Operating Partnership is unable to raise the money necessary for us to meet the 95% distribution requirement, we will fail to qualify as a REIT. If it is able to raise the money, but only on unfavorable terms, then our financial performance may be hurt.

Our Failure to Qualify as a REIT Would Have Serious Adverse Consequences

  If we fail to qualify as a REIT, we will be subject to federal income tax at regular corporate rates. This additional tax would significantly reduce the cash we would have available to distribute to our stockholders and it could reduce the value of our common stock by a significant amount. Furthermore, if we fail to qualify as a REIT, we will go into default under some of our debt instruments. If we fail to qualify as a REIT, we may be disqualified from treatment as a REIT for the next four taxable years.

We Are Required to Distribute All of Our Prior Earnings and Profits, but We Cannot Guarantee that We Will Be Able to Do So

  In order to qualify as a REIT for 1999, we are required to distribute to our stockholders, prior to the end of 1999, all of our earnings and profits that we accumulated prior to 1999. We believe that we will meet this requirement. However, it is very hard to determine the exact level of our pre-1999 earnings and profits because the determination depends on an extremely large number of factors. The complexity of the determination is compounded by the fact that we started accumulating earnings and profits in 1929. Also, it is difficult to value our distributions which have not been cash, such as the distribution of Crestline common stock we made this past December. Therefore, we cannot guarantee that we will meet this requirement. If we do not meet this requirement, then we will not qualify as a REIT at least for 1999. Hogan & Hartson is not providing us with an opinion regarding the amount of our earnings and profits or whether we meet this requirement. Moreover, for purposes of their opinion that we qualify as a REIT, they relied on our statement that we will meet this requirement.

We Will Qualify as a REIT Only if the Rent from the Leases Meets a Number of Tests, but We Cannot Guarantee that It Will

  A REIT's income must meet certain tests relating to its source. If the income meets the tests, it is called "good income." Almost all of our income will be rent from the Leases. This rent will be good income only if the Leases are respected as true leases for federal income tax purposes. If the Leases are treated as service contracts, joint ventures or some other type of arrangement, then this rent will not be good income and we will fail to qualify as a REIT. Hogan & Hartson has given us an opinion that the Leases will be treated as true leases for federal income tax purposes. However, Hogan & Hartson based its opinion on the accuracy of our representations relating to the economic terms of the Leases, the other terms of the Leases and our expectations and the expectations of the Lessees regarding the Leases. It is important that you understand that Hogan & Hartson's opinion only represents its judgment based on the facts represented by us and does not bind the IRS or the courts. Neither we nor Hogan & Hartson can guarantee that the IRS or a court will agree that the Leases qualify as true leases for federal income tax purposes.

  In addition to the above test, the rent from the Leases will be good income only if we own less than 10% of the Lessees. For purposes of this test, we are treated as owning both any interests that we hold directly and the interests owned by a person who owns more than 10% of our stock. In determining who owns more than 10% of our stock, a person may be treated as owning the stock of another person who is either a relative or has common financial interests. We will not directly own more than 10% of any of the Lessees. In additon, we intend to enforce the Ownership Limit, which restricts the amount of our capital stock that any person can own. If the Ownership Limit is effective, then no person will ever own more than 10% of our capital stock and we should never own more than 10% of the Lessees. However, we cannot guarantee that the Ownership Limit will be effective. If the Ownership Limit is not effective, our ownership in the Lessees may exceed the 10% limit. As a result, the rent from the Leases would not be good income and we would fail to qualify as a REIT.

  Furthermore, rent from the Leases will be good income only if no portion of the rent is based on the income or profits of the Lessees. The rent, however, can be based on the gross revenues of the Lessees, unless the arrangement does not conform to normal business practice or is being used as a device to base rent on the income or profits of the Lessees. The rent from the Leases is based on the gross revenues of the Lessees. We believe that the Leases conform to normal business practice and are not being used as a device to base rent on the income or profits of the Lessees. Hogan & Hartson, however, has not given us an opinion on this issue, and we cannot guarantee that the IRS will agree with our position. If rent from the Leases is found to be based on the income or profits of the Lessees, the rent would not be good income and we would fail to qualify as a REIT.

We Will Qualify as a REIT Only If the Personal Property Arrangements Are
Respected

  Rent that is attributable to personal property is not good income under the REIT rules. Hotels contain significant personal property. Therefore, in order to protect our ability to qualify as a REIT, the Operating Partnership is selling an estimated $180 million of personal property associated with some of the Hotels to the Non-Controlled Subsidiaries. The Non-Controlled Subsidiaries lease the personal property associated with each Hotel directly to the Lessee that is leasing the Hotel. Under each personal property lease, the Non-Controlled Subsidiary receives rent payments directly from the applicable Lessee. We believe the amount of the rent represents the fair rental value of the personal property. If for any reason these lease arrangements are not respected for federal income tax purposes, we likely would not qualify as a REIT.

We Will Be Subject to Taxes Even if We Qualify as a REIT

  Even if we qualify as a REIT, we will be subject to some federal, state and local taxes on our income and property. For example, we will have to pay tax on income that we do not distribute. We also will be liable for any tax that the IRS successfully asserts against the Host Predecessors for corporate income taxes for years prior to 1999. Furthermore, we will derive income from the Non-Controlled Subsidiaries and they will be subject to regular corporate taxes.

  In addition, we and our subsidiaries contributed a large number of assets to the Operating Partnership with a value that was substantially greater than our tax basis in the assets. We refer to these assets as assets with "built-in gain." We will be subject to tax on the built-in gain if the Operating Partnership sells these assets prior to the end of 2008. We also have substantial deferred tax liabilities that we will recognize as built-in gain (or that a Non-Controlled Subsidiary will recognize) without the receipt by us of any corresponding cash. Even if the Operating Partnership does not sell the built-in gain assets prior to the end of 2008, there are a number of other transactions that likely would cause us to be subject to the tax on the built-in gain. For example, we are likely to recognize gain if the Operating Partnership sells a hotel contributed to it after 2008, refinances a loan secured by a hotel contributed to it, spends money to improve a hotel contributed to it, or issues additional OP Units. Lastly, over time, the Operating Partnership will allocate income and depreciation to its partners in such a way that it will eliminate the built-in gain in its assets. As a result of these various events, it is likely that over the next several years, we will recognize a large amount of the built-in gain associated with the assets that we contributed to the Operating Partnership. In connection with this gain, neither we nor the Operating Partnership will receive any corresponding cash.

If the Operating Partnership Is Treated as a Corporation, We Will Fail to Qualify as a REIT

  A REIT cannot own more than 10% of the voting securities of a corporation. We own more than 10% of the voting securities of the Operating Partnership. Accordingly, if the Operating Partnership is treated as a corporation, we will fail to qualify as a REIT. Hogan & Hartson has given us an opinion that the Operating Partnership will be treated as a partnership and not as a corporation. However, Hogan & Hartson based its opinion on the accuracy of factual statements that we and the Operating Partnership made to it. These statements relate to a large number of matters, including how the Operating Partnership operates and will operate in the future and how the Hotels are leased. It is important that you understand that Hogan & Hartson's opinion only represents its judgment based on the facts represented by us and does not bind the IRS or the courts. Neither we nor Hogan & Hartson can guarantee that the IRS or a court will agree that the Operating Partnership will be treated as a partnership.

  We should also point out that if the Operating Partnership is treated as a corporation, it will be subject to corporate income tax. This would significantly reduce the amount of cash it would have available to distribute to us, which would in turn reduce the amount of cash we would have available to distribute.

                         RATIO OF EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

  The following table sets forth the Company's ratio of earnings to combined fixed charges and preferred stock dividends on a historical basis for the periods indicated.

                                3RD QUARTER            FISCAL YEAR
                                ----------- --------------------------------------
                                1998  1997   1997    1996    1995    1994    1993
                                ----- ----- ------- ------- ------  ------  ------
                                             (IN MILLIONS, EXCEPT RATIO DATA)
Ratio of earnings to combined
 fixed charges and preferred
 stock dividends(a)...........   1.7x  1.4x    1.3x    1.0x    --      --      --
Deficiency of earnings to com-
 bined fixed charges and pre-
 ferred stock dividends(b)....    --    --      --      --  $   70  $   12  $   45

--------
(a) The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing income from continuing operations before income taxes and fixed charges and preferred stock dividends by total fixed charges and preferred stock dividends. Fixed charges represent interest expense (including capitalized interest), the amortization of debt issuance costs, and the portion of rental expense that represents interest.
(b) The deficiency of earnings to fixed charges and preferred stock dividends in 1995, 1994 and 1993 is largely the result of depreciation and amortization of $122 million in 1995, $113 million in 1994 and $196 million in 1993. In addition, the deficiency for 1995 was impacted by the $60 million pre-tax charge to write-down the carrying value of one undeveloped land parcel to its estimated sales value.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Company's ratio of earnings to fixed charges on a historical basis for the periods indicated.

                            3RD QUARTER            FISCAL YEAR
                            ----------- --------------------------------------
                            1998  1997   1997    1996    1995    1994    1993
                            ----- ----- ------- ------- ------  ------  ------
                                         (IN MILLIONS, EXCEPT RATIO DATA)
Ratio of earnings to fixed
 charges(a)................  1.7x  1.4x    1.3x    1.0x    --      --      --
Deficiency of earnings to
 fixed charges(b)..........   --    --      --      --  $   70  $   12  $   45

--------
(a) The ratio of earnings to fixed charges is computed by dividing income from continuing operations before income taxes and fixed charges by total fixed charges. Fixed charges represent interest expense (including capitalized interest), the amortization of debt issuance costs, and the portion of rental expense that represents interest.
(b) The deficiency of earnings to fixed charges in 1995, 1994 and 1993 is largely the result of depreciation and amortization of $122 million in 1995, $113 million in 1994 and $196 million in 1993. In addition, the deficiency for 1995 was impacted by the $60 million pre-tax charge to write down the carrying value of one undeveloped land parcel to its estimated sales value.

                          DESCRIPTION OF COMMON STOCK

  The following description sets forth the general terms of the Common Stock which the Company may issue. The description set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Articles of Amendment and Restatement of Articles of Incorporation (the "Charter") and Bylaws, each of which will be made available upon request.

GENERAL

  The Charter provides that the total number of shares of stock of all classes which the Company has authority to issue is 800,000,000 shares of stock, initially consisting of 750,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock. The Board of Directors is authorized, without a vote of stockholders, to classify or reclassify any unissued shares of capital stock and to establish the preferences and rights of any preferred or other class or
series of capital stock to be issued. At December  , 1998,    shares of Common
Stock were issued and outstanding.

  Subject to the preferential rights of any other classes or series of shares of capital stock and to the provisions of the Charter regarding restrictions on transfers of shares of capital stock, holders of Common Stock are entitled to receive distributions if, as and when authorized and declared by the Board of Directors, out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company currently intends to pay regular quarterly distributions.

  Subject to the provisions of the Charter regarding restrictions on the transfer of shares of capital stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of the Company's capital stock, the holders of shares of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding Common Stock can elect all of the directors then standing for election.

  Holders of shares of Common Stock have no preferences, conversion, sinking fund, redemption rights or preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Charter regarding restrictions on transfer of capital stock, shares of Common Stock have equal distribution, liquidation and other rights.

  Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, effect a share exchange or transfer its assets within the meaning of the MGCL unless approved by the Board of Directors and by stockholders holding at least two-thirds of the shares entitled to vote on the matter (unless a greater or lesser percentage (but not less than a majority of all the votes entitled to be cast) is set forth in the corporation's charter. Under the Charter, any merger, consolidation, share exchange or transfer of its assets must be approved (i) by the Board of Directors in the manner provided in the MGCL and (ii) by stockholders to the extent required under the MGCL. The Charter generally provides for stockholder approval of such transactions by a two-thirds vote of all the votes entitled to be cast, except that any merger of the Company with or into a trust organized for the purpose of changing the Company's form of organization from a corporation to a trust will require the approval of stockholders of the Company by the affirmative vote only of a majority of all the votes entitled to be cast on the matter. In addition, under the MGCL, certain mergers may be accomplished without a vote of stockholders. For example, no stockholder vote is required for a merger of a subsidiary of a Maryland corporation into its parent, provided the parent owns at least 90 percent of the subsidiary. In addition, a merger need not be approved by stockholders of a Maryland successor corporation if the merger does not reclassify or change the outstanding shares or otherwise amend the charter, and the number of shares to be issued or delivered in the merger is not more than 20 percent of the number of its shares of the same class or series outstanding immediately before the merger becomes effective. A share exchange need be approved by a Maryland successor only by its Board of Directors. Any amendments to the provisions contained in the Charter relating to restrictions on transferability of stock, the classified Board and fixing the size of the Board within the range set forth in the Charter, as well as the provisions relating to removal of directors, the filling of Board vacancies and the exclusive authority of the Board of Directors to amend the Bylaws will require the approval of the Board of Directors and stockholders by the affirmative vote of the holders of not less than two-thirds of the votes entitled to be cast on the matter. Other amendments to the Charter may be effected by requisite action of the Board of Directors and approval by stockholders by the affirmative vote of not less than a majority of the votes entitled to be cast on the matter.

  The Charter authorizes the Board of Directors to reclassify any unissued shares of Common Stock into other classes or series of capital stock, including preferred stock, and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock will be First Chicago Trust Company of New York.

STOCKHOLDER RIGHTS PLAN/PREFERRED STOCK PURCHASE RIGHTS

  The Board of Directors has adopted a Stockholder Rights Plan pursuant to a rights agreement (the "Rights Agreement"). Each share of Common Stock issued by the Company between the date of adoption of the Rights Agreement and the Rights Distribution Date (as defined below), or the date, if any, on which the Rights (as defined below) are redeemed would have one preferred stock purchase right (a "Right") attached to it. It is expected that the Rights will expire ten years after adoption of the Rights Agreement, unless earlier redeemed or exchanged. Each Right, when exercisable, would entitle the holder to purchase upon payment of the purchase price a fraction of a share of a newly created series of junior participating preferred stock. Until a Right is exercised, the holder thereof, as such, would have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

  The Rights Agreement provides that the Rights initially attach to all certificates representing Common Stock then outstanding. The Rights would separate from the Common Stock and a distribution of Rights certificates would occur (a "Rights Distribution Date") upon the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Stock (the "Stock Acquisition Date") or (ii) ten business days (or such later date as the Board of Directors may determine) following the commencement of a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person of 20% or more of the outstanding Common Stock. For the purposes of determining the 20% threshold amount, shares of Common Stock that can be acquired by Marriott International pursuant to the Marriott International Purchase Right are deemed exempt shares under the Rights Agreement and will not be included in any determination of the number of shares of Common Stock beneficially owned by Marriott International. Until the Rights Distribution Date, the Rights would be evidenced by the Common Stock certificates, and would be transferred with, and only with, the Common Stock certificates.

  It is expected that if a Person becomes the beneficial owner of 20% or more of the then outstanding Common Stock (except pursuant to an offer for all outstanding Common Stock which the directors by a two-thirds vote determine to be fair to and otherwise in the best interests of the Company and its stockholders), each holder of a Right would, after the end of a redemption period, have the right (subject to the Ownership Limit and the other ownership restrictions contained in the Charter) to exercise the Right by purchasing shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the purchase price of the Right, subject to the Ownership Limit.

  If at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which it is not the surviving corporation (other than a merger which follows an offer described in the preceding paragraph) or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right would have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the purchase price of the Right.

  It is expected that, in general, the Board of Directors of the Company may redeem the Rights at a nominal price per Right at any time until ten days after an Acquiring Person has been identified as such. If the decision to redeem the Rights occurs after a person becomes an Acquiring Person, the decision will require the concurrence of directors by a two-thirds vote.

  The Rights have certain anti-takeover effects. The Rights would cause substantial dilution to a person or group that attempts to acquire the Company. The Rights, however, would not interfere with any merger or other business combination approved by the Board of Directors since the Board may, at its option, at any time prior to any person becoming an Acquiring Person, redeem all rights or amend the Rights Agreement to exempt the person from the Rights Agreement.

                         DESCRIPTION OF PREFERRED STOCK

  The following description sets forth the general terms of the Preferred Stock which the Company may issue. The description set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Charter, the applicable Articles Supplementary to the Charter determining the terms of the related series of Preferred Stock and the Bylaws, each of which will be made available upon request.

GENERAL

  The Charter authorizes the Board of Directors to issue 50 million shares of Preferred Stock and to classify or reclassify any unissued preferred shares into one or more classes or series of capital stock, including Common Stock. Prior to issuance of shares of any class or series of stock other than Common Stock, the Board of Directors is required, under the MGCL, to set, subject to the provisions of the Charter regarding the restriction on transfer of capital stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, the Board of Directors could authorize the issuance of preferred stock or other capital stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of shares of Common Stock or otherwise be in their best interest. As of the date hereof, only Common Stock is outstanding, but the Company may issue preferred stock or other capital stock in the future.

  Reference is made to the Prospectus Supplement relating to the class or series of Preferred Stock being offered for the specific terms thereof, including:

    (i) The title and stated value of such Preferred Stock;

    (ii) The number of shares of such Preferred Stock offered, the liquidation preference per share and the purchase price of such Preferred Stock;

    (iii) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

    (iv) Whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate;

    (v) The procedures for any auction and remarketing, if any, for such Preferred Stock;

    (vi) The provisions for a sinking fund, if any, for such Preferred Stock;

    (vii) The provisions for redemption, if applicable, of such Preferred
  Stock;

    (viii) Any listing of such Preferred Stock on any securities exchange or market;

    (ix) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock of the Company, including the conversion price (or manner of calculation thereof) and conversion period;

    (x) The terms and conditions, if applicable, upon which Preferred Stock will be exchangeable into debt securities, including the exchange price (or manner of calculation thereof) and exchange period);

    (xi) Voting rights, if any, of such Preferred Stock;

    (xii) Whether interests in such Preferred Stock will be represented by depositary shares;

    (xiii) A discussion of any material and/or special United States federal income tax considerations applicable to such Preferred Stock;

    (xiv) The relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

    (xv) Any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

    (xvi) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

RANK

  Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company and to all equity securities the terms of which specifically provide that such equity securities rank junior to such Preferred Stock; (ii) on a parity with all equity securities issued by the Company other than referred to in clauses (i) and (iii); and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to such Preferred Stock. The term "equity securities" does not include convertible debt securities.

DISTRIBUTIONS

  Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available for payment to stockholders, cash distributions (or distributions in kind or in other property if expressly permitted and described in the applicable Prospectus Supplement) at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such distribution shall be payable to holders of record as they appear on the stock transfer books of the Company on such record dates as shall be fixed by the Board of Directors of the Company.

  Distributions on any series of Preferred Stock, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a distribution payable on a distribution payment date on any series of the Preferred Stock for which distributions are non-cumulative, then the holders of such series of Preferred Stock will have no right to receive a distribution in respect of the distribution period ending on such distribution payment date, and the Company will have no obligation to pay the distribution accumulated for such period, whether or not distributions on such series are declared payable on any future distribution payment date.

  Unless otherwise specified in the applicable Prospectus Supplement, if any shares of Preferred Stock of any series are outstanding, no full distributions shall be declared or paid or set apart for payment on any shares of capital stock of the Company of any other series ranking, as to distributions, on a parity with or junior to the shares of Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative distribution, full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the shares of Preferred Stock of such series for all past distribution periods and the then current distribution period or (ii) if such series of Preferred Stock does not have a cumulative distribution, full distributions for the then current distribution period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such series. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to distributions with the shares of Preferred Stock of such series, all distributions declared upon Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to distributions with such shares of Preferred Stock shall be declared pro rata so that the amount of distributions declared per share of Preferred Stock of such series and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accumulated distributions per share on the Preferred Stock of such series and such other series of Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such shares of Preferred Stock do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on shares of Preferred Stock of such series which may be in arrears.

  Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative distribution, full cumulative distributions on the shares of Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, and (ii) if such series of Preferred Stock does not have a cumulative distribution, full distributions on the shares of Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no distributions (other than in Common Stock or other shares of capital stock ranking junior to the shares of Preferred Stock of such series as to distributions and upon liquidation) shall be declared or paid or set aside for payment or other distribution upon the Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the shares of Preferred Stock of such series as to distributions or upon liquidation, nor shall any Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the shares of Preferred Stock of such series as to distributions or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other shares of capital stock of the Company ranking junior to the shares of Preferred Stock of such series as to distributions and upon liquidation).

  If, for any taxable year, the Company elects to designate as "capital gain dividends" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of capital stock (the "Total Dividends"), then the portion of the Capital Gains Amount that will be allocable to the holders of Preferred Stock will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid or made available to the holders of the Preferred Stock for the year and the denominator of which shall be the Total Dividends.

REDEMPTION

  If so provided in the applicable Prospectus Supplement, the Preferred Stock will be subject to mandatory redemption or redemption at the option of the Company, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

  The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of such shares of Preferred Stock that shall be redeemed by the Company on the date(s) or during the period(s) to be specified, at a redemption price per share to be specified therein. Notwithstanding the foregoing, the holders of record of Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on such Preferred Stock on the corresponding dividend payment date notwithstanding the redemption of such Preferred Stock after such record date and on or prior to such payment date, in which case the redemption price shall not include such dividend. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of shares of capital stock of the Company, the terms of such Preferred Stock may provide that, if no such shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into the applicable shares of capital stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

  Notwithstanding the foregoing, unless (i) if such series of Preferred Stock has a cumulative distribution, full cumulative distributions on all shares of Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the current distribution period and (ii) if such series of Preferred Stock does not have a cumulative distribution, full distributions on the shares of Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no Preferred Stock of any series shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed provided, however, that the foregoing shall not prevent the redemption, purchase or acquisition of shares of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Stock of such series. In addition, unless (i) if such series of Preferred Stock has a cumulative distribution, full cumulative distributions on all Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distributions periods and the then current distribution period, and
(ii) if such series of Preferred Stock does not have a cumulative distribution, full distributions on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series (except by conversion into or exchange for shares of capital stock of the Company ranking junior to the Preferred Stock of such series as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the redemption, purchase or acquisition of shares of Preferred Stock of such series to assist in maintaining the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

  If fewer than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Company.

  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number and series of shares of Preferred Stock to be redeemed; (iii) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (iv) that distributions on the shares to be redeemed will cease to accrue on such redemption date; and (v) the date upon which the holders' conversion rights, if any, as to such shares shall terminate. If fewer than all of the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder. If notice of redemption of any Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any Preferred Stock so called for redemption, then from and after the redemption date distributions will cease to accumulate on such Preferred Stock, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of shares of capital stock of the Company ranking junior to the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all distributions accumulated and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such shares of Preferred Stock do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of Preferred Stock will have no right or claim to any of the remaining assets of the Company. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of shares of capital stock of the Company ranking on a parity with the Preferred Stock in the distribution of assets, then the holders of the Preferred Stock and all other such classes or series of shares of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

  If liquidating distributions shall have been made in full to all holders of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

VOTING RIGHTS

  Holders of Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

  Whenever distributions on any shares of Preferred Stock shall be in arrears for six or more quarterly periods (whether or not consecutive), the holders of such Preferred Stock (voting together as a single class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional Directors of the Company at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until (i) if such series of Preferred Stock has a cumulative distribution, all distributions accumulated on such series of Preferred Stock for the past distribution periods and the then current distribution period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment or (ii) if such series of Preferred Stock does not have a cumulative distribution, four consecutive quarterly distributions shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the Company will be increased by two Directors.

  Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of each series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting together as a single class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to such series of Preferred Stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of capital stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Company's charter or the Articles Supplementary for such series of Preferred Stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the shares of Preferred Stock remain outstanding or are converted into like securities of the surviving entity, in each case with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Company may not be the surviving entity and that the surviving entity may be a non-corporate entity, such as a limited liability company, limited partnership or business trust (in which case the Preferred Stock would be converted into an equity interest, other than stock, having substantially equivalent terms), the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of holders of Preferred Stock; and provided further that (x) any increase in the amount of the authorized Preferred Stock, or (y) any increase in the amount of authorized shares of such series or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding up of the Company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

  The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock of such series shall have been converted or redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

  The terms and conditions, if any, upon which any series of Preferred Stock is convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the shares of Preferred Stock are convertible, the conversion price (or manner of calculation thereof), the conversion date(s) or period(s), provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Stock.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Preferred Stock will be set forth in the applicable Prospectus Supplement.

                     RESTRICTIONS ON OWNERSHIP AND TRANSFER

  For the Company to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made) or during a proportionate part of a shorter taxable year. In addition, if the Company, or one or more owners (actually or constructively) of 10% or more of the Company, actually or constructively owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

  Primarily because the Board of Directors believes it is desirable for the Company to qualify as a REIT, the Charter provides that, subject to certain exceptions, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the lesser of the number or value of shares of Common Stock outstanding or (ii) 9.8% of the lesser of the number or value of the issued and outstanding preferred or other shares of any class or series of the Company's stock, subject to (a) an exception for a holder of shares of Common Stock solely by reason of the Merger in excess of the Ownership Limit so long as such holder would not own, directly or by attribution under the Code, more than 9.9% by value of the outstanding capital stock of the Company as of December , 1998, and (b) a limitation on the application of the "group" limitation (but no other element of the Ownership Limit) to any "group" that otherwise would exceed the Ownership Limit at the effective time of the Merger solely by reason of its status as a "group." The Ownership Limit prohibits Marriott International and its subsidiaries and affiliates

(including members of the Marriott family) from collectively owning shares of capital stock in excess of the Ownership Limit, but the Company's Board of Directors will grant an exception (pursuant to the applicable provisions of the Charter) that will permit Marriott International to exercise its right to purchase up to 20% of each class of the Company's voting stock in connection with a change in control of the Company (but only in the event that (i) Marriott International and its subsidiaries and affiliates (including members of the Marriott family) do not own at such time or thereafter, directly and by attribution, 10% or more of Crestline or any of the lessees and (ii) such ownership of the Company's shares would not cause the Operating Partnership to be considered to own, directly or by attribution, 10% or more of Crestline or any of the lessees). The ownership attribution rules under the Code are complex and may cause capital stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of the Common Stock (or the acquisition or ownership of an interest in an entity that owns, actually or constructively, Common Stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding Common Stock and thus subject such Common Stock to the remedy provision under the Ownership Limit. The Board of Directors may grant an exemption from the Ownership Limit with respect to one or more persons who would not be treated as "individuals" for purposes of the Code if it is satisfied, based upon an opinion of counsel and such other evidence as is satisfactory to the Board of Directors in its sole discretion, that such ownership will not cause a person who is an individual to be treated as owning capital stock in excess of the Ownership Limit, applying the applicable constructive ownership rules, and will not otherwise jeopardize the Company's status as a REIT (for example, by causing any tenant of the Operating Partnership or the Partnerships (including but not limited to Crestline and the lessees) to be considered a "related party tenant" for purposes of the REIT qualification rules). As a condition of such waiver, the Board of Directors may require undertakings or representations from the applicant with respect to preserving the REIT status of the Company.

  The Board of Directors of the Company will have the authority to increase the Ownership Limit from time to time, but will not have the authority to do so to the extent that after giving effect to such increase, five beneficial owners of capital stock could beneficially own in the aggregate more than 49.5% of the outstanding capital stock.

  The Charter further prohibits (i) any person from actually or constructively owning shares of beneficial interest of the Company that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT and (ii) any person from transferring shares of the Company's capital stock if such transfer would result in shares of the Company's capital stock being owned by fewer than 100 persons.

  Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of the Company's capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company's status as a REIT.

  If any purported transfer of shares of the Company's capital stock or any other event would otherwise result in any person violating the Ownership Limit or the other restrictions in the Charter, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares that exceeds the Ownership Limit (referred to as "excess shares") and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the Ownership Limit (the "Prohibited Owner") shall cease to own any right or interest) in such excess shares. Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the Charter) prior to the date of such violating transfer. Within 20 days of receiving notice from the

Company of the transfer of shares to the trust, the trustee of the trust (who shall be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such excess shares to a person or entity who could own such shares without violating the Ownership Limit, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such excess shares or the sales proceeds received by the trust for such excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such excess shares as of the date of such event or the sales proceeds received by the trust for such excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such excess shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares. Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a Prohibited Transferee prior to the discovery by the Company that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Company that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. If the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit, then the Charter provides that the transfer of the excess shares will be void.

  In addition, shares of the Company's stock held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market value at the time of such devise or gift) and (ii) the market value of such shares on the date the Company, or its designee, accepts such offer. The Company will have the right to accept such offer until the trustee has sold the shares held in the trust. Upon such a sale to the Company, the interest of the Beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the Prohibited Owner.

  The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

  All certificates representing shares of the Company's capital stock will bear a legend referring to the restrictions described above.

  All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between 1/2 of 1% and 5% as provided in the rules and regulations promulgated under the Code) of the lesser of the number or value of the outstanding shares of the Company's capital stock must give a written notice to the Company within 30 days after the end of each taxable year. In addition, each stockholder will, upon demand, be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares of the Company's capital stock as the Board of Directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

  These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of the Common Stock might receive a premium for their Common Stock over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

  The Company may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional interest of a share of a particular series of Preferred Stock, as specified in the applicable Prospectus Supplement. Shares of Preferred Stock of each series represented by Depositary Shares will be deposited under a separate Deposit Agreement (each, a "Deposit Agreement") among the Company and the depositary named therein (the "Preferred Stock Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt, to all the rights and preferences of the Preferred Stock represented by such Depositary Shares (including dividend, voting, conversion, redemption and liquidation rights).

  The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by the Company to the Preferred Stock Depositary, the Company will cause the Preferred Stock Depositary to issue, on behalf of theCompany, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from the Company upon request, and the statements made hereunder relating to the Deposit Agreement and the Depositary Receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable Deposit Agreement and related Depositary Receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

  The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary.

  In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

  No distribution will be made in respect of any Depositary Share to the extent that it represents any Preferred Stock converted into other securities.

WITHDRAWAL OF STOCK

  Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional shares of the Preferred Stock and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related Preferred Stock on the basis of the proportion of Preferred Stock represented by such Depositary Share as specified in the applicable Prospectus Supplement, but holders of such shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of shares of Preferred Stock to be withdrawn, the Preferred Stock

Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

  Whenever the Company redeems shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem, as of the same redemption date, the number of Depositary Shares representing shares of the Preferred Stock so redeemed, provided the Company shall have paid in full to the Preferred Stock Depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the Preferred Stock. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Company.

  From and after the date fixed for redemption, all dividends in respect of the shares of Preferred Stock so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption and surrender thereof to the Preferred Stock Depositary.

VOTING OF THE PREFERRED STOCK

  Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such Preferred Stock. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will vote the amount of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the amount of Preferred Stock represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares. The Preferred Stock Depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as such action or non-action is in good faith and does not result from negligence or willful misconduct of the Preferred Stock Depositary.

LIQUIDATION PREFERENCE

  In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each share of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt, as set forth in the applicable Prospectus Supplement.

CONVERSION OF PREFERRED STOCK

  The Depositary Shares, as such, are not convertible into Common Stock or any other securities or property of the Company. Nevertheless, if so specified in the applicable Prospectus Supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct the Company to cause conversion of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into whole shares of Common Stock, other shares of Preferred Stock of the Company or other shares of stock, and the Company has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

  The form of Depositary Receipt evidencing the Depositary Shares which represent the Preferred Stock and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Stock will not be effective unless such amendment has been approved by the existing holders of at least 66% of the Depositary Shares evidenced by the Depositary Receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Depositary Agreement, of any holder of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

  The Deposit Agreement may be terminated by the Company upon not less than 30 days prior written notice to the Preferred Stock Depositary if a majority of each series of Preferred Stock affected by such termination consents to such termination, whereupon the Preferred Stock Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional shares of Preferred Stock as are represented by the Depositary Shares evidenced by such Depositary Receipts together with any other property held by the Preferred Stock Depositary with respect to such Depositary Receipt. In addition, the Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Stock or
(iii) each share of the related Preferred Stock shall have been converted into securities of the Company not so represented by Depositary Shares.

CHARGES OF PREFERRED STOCK DEPOSITARY

  The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, the Company will pay the fees and expenses of the Preferred Stock Depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of Depositary Receipts will pay the fees and expenses of the Preferred Stock Depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

RESIGNATION AND REMOVAL OF DEPOSITORY

  The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary. A successor Preferred

Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

  The Preferred Stock Depositary will forward to holders of Depositary Receipts any reports and communications from the Company which are received by the Preferred Stock Depositary with respect to the related Preferred Stock.

  Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Stock represented by the Depositary Shares), gross negligence or willful misconduct, and the Company and the Preferred Stock Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or shares of Preferred Stock represented thereby unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock represented thereby for deposit, holders of Depositary Receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

  In the event the Preferred Stock Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, the Preferred Stock Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

                            DESCRIPTION OF WARRANTS

GENERAL

  The Company may issue warrants to purchase Preferred Stock (the "Preferred Stock Warrants"), Depositary Shares (the "Depositary Shares Warrants") or Common Stock (the "Common Stock Warrants," collectively the "Warrants"). Warrants may be issued independently or together with any Offered Securities and may be attached to or separate from such Offered Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to the Warrants being offered pursuant thereto. The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants.

  The applicable Prospectus Supplement will describe the following terms of Preferred Stock Warrants, the Depositary Share Warrants or Common Stock Warrants in respect of which this Prospectus is being delivered:

    (i) the title of such Warrants;

    (ii) the securities for which such Warrants are exercisable;

    (iii) the price or prices at which such Warrants will be issued;

    (iv) the number of such Warrants issued with each share of Preferred Stock or Common Stock;

    (v) any provisions for adjustment of the number or amount of shares of Preferred Stock or Common Stock receivable upon exercise of such Warrants or the exercise price of such Warrants;

    (vi) if applicable, the date on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable;

    (vii) if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of such Warrants;

    (viii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants;

    (ix) the date on which the right to exercise such Warrants shall commence, and the date on which such right shall expire; and

    (x) the maximum or minimum number of such Warrants which may be exercised at any time.

EXERCISE OF WARRANTS

  Each Warrant will entitle the holder of Warrants to purchase for cash such amount of shares of Preferred Stock, shares of Common Stock or Depositary Shares at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

  Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the Warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the shares of Preferred Stock, shares of Common Stock or Depositary Shares purchasable upon such exercise. If less than all of the Warrants represented by such Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining Warrants.

                       DESCRIPTION OF SUBSCRIPTION RIGHTS

GENERAL

  The Company may issue Subscription Rights to purchase (i) Common Stock (the "Common Stock Rights"), (ii) Preferred Stock (the "Preferred Stock Rights"),
(iii) Depositary Shares (the "Depositary Share Rights") or (iv) Warrants to purchase Preferred Stock or Common Stock (the "Warrant Rights" and, collectively with the Common Stock Rights, Preferred Stock Rights and the Depository Share Rights, the "Subscription Rights"). Subscription Rights may be issued independently or together with any other Offered Security and may or may not be transferable by the purchaser receiving the Subscription Rights. In connection with any Subscription Rights offering to the Company's shareholders, the Company may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriter will purchase any Offered Securities remaining unsubscribed for after such Subscription Rights offering. In connection with a Subscription Rights offering to the Company's shareholders, certificates evidencing the Subscription Rights and a Prospectus Supplement will be distributed to the Company's shareholders on the record date for receiving Subscription Rights in such Subscription Rights offering set by the Company.

  The applicable Prospectus Supplement will describe the following terms of Subscription Rights in respect of which this Prospectus is being delivered:

    (i) the title of such Subscription Rights;

    (ii) the securities for which such Subscription Rights are exercisable;

    (iii) the exercise price for such Subscription Rights;

    (iv) the number of such Subscription Rights issued to each shareholder;

    (v) the extent to which such Subscription Rights are transferable;

    (vi) if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such Subscription Rights;

    (vii) any other terms of such Subscription Rights, including terms, procedures and limitations relating to the exchange and exercise of such Subscription Rights;

    (viii) the date on which the right to exercise such Subscription Rights shall commence, and the date on which such right shall expire.

    (ix) the extent to which such Subscription Rights includes an over-subscription privilege with respect to unsubscribed securities.

    (x) if applicable, the material terms of any standby underwriting arrangement entered into by the Company in connection with the Rights offering.

EXERCISE OF SUBSCRIPTION RIGHTS

  Each Subscription Right will entitle the holder of Subscription Rights to purchase for cash such principal amount of shares of Preferred Stock, Depository Shares, Common Stock, Preferred Stock Warrants, Depository Share Warrants, Common Stock Warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Subscription Rights offered thereby. Subscription Rights may be exercised at any time up to the close of business on the expiration date for such Subscription Rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised Subscription Rights will become void.

  Subscription Rights may be exercised as set forth in the Prospectus Supplement relating to the Subscription Rights offered thereby. Upon receipt of payment and the Subscription Rights certificate properly completed and duly executed at the corporate trust office of the Rights Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the shares of Preferred Stock or Common Stock, Depository Shares, Common Stock Warrants, Depositary Share Warrants or Preferred Stock Warrants purchasable upon such exercise. In the event that not all of the Subscription Rights issued in any

Rights offering are exercised, the Company may determine to offer any unsubscribed Offered Securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, (including pursuant to standby underwriting arrangements), as set forth in the applicable Prospectus Supplement.

                       FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

  The following discussion summarizes the federal income tax considerations reasonably anticipated to be material to a stockholder in connection with the purchase, ownership and disposition of Common Stock. The applicable Prospectus Supplement will contain information about additional federal income tax considerations, if any, relating to particular offerings. The following discussion is intended to address only those federal income tax consequences that are generally relevant to all stockholders. Accordingly, it does not discuss all aspects of federal income taxation that might be relevant to a specific stockholder in light of his particular investment or tax circumstances. Therefore, it is imperative that a stockholder review the following discussion and consult with his own tax advisors to determine the interaction of his individual tax situation with the tax considerations associated with the purchase, ownership and disposition of Common Stock.

  As used in this discussion, the term the "Company" means Host Marriott Corporation, a Maryland corporation, only.

  The following discussion provides general information only, is not exhaustive of all possible tax considerations and is not intended to be (and should not be construed as) tax advice. For example, this summary does not give a detailed description of any state, local or foreign tax considerations. In addition, the discussion does not purport to deal with all aspects of taxation that may be relevant to a stockholder subject to special treatment under the federal income tax laws, including, without limitation, insurance companies, financial institutions or broker-dealers, tax-exempt organizations (except to the extent discussed under the heading "--Taxation of Tax-Exempt Stockholders") or foreign corporations and persons who are not citizens or residents of the United States (except to the extent discussed under the heading "--Taxation of Non-U.S. Stockholders").

  The information in this section is based on the Code, current, temporary and proposed Treasury Regulations thereunder, the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS), and court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change the current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. No assurance can be provided that the statements set forth herein (which do not bind the IRS or the courts) will not be challenged by the IRS or will be sustained by a court if so challenged.

  Hogan & Hartson has given the Company an opinion to the effect that the discussion herein under the heading "Federal Income Tax Considerations," to the extent that it contains descriptions of applicable federal income tax law, is correct in all material respects. The opinion, however, does not purport to address the actual tax consequences of the purchase, ownership and disposition of Common Stock to any particular stockholder. The opinion is based on the Code and Treasury Regulations in effect on the date hereof, current administrative interpretations and positions of the IRS and existing court decisions. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change the law on which the above opinion is based. Any such change could adversely affect the opinion. In addition, any such change could apply retroactively. Moreover, opinions of counsel merely represent counsel's best judgment with respect to the probable outcome on the merits and are not binding on the IRS or the courts. Accordingly, even if there is no change in applicable law, no assurance can be provided that such opinion (which does not bind the IRS or the courts) will not be challenged by the IRS or will be sustained by a court if so challenged.

  The specific tax attributes of a particular stockholder could have a material impact on the tax considerations associated with the purchase, ownership and disposition of Common Stock. Therefore, it is essential that each prospective stockholder consult with his own tax advisors with regard to the application of the federal income tax laws to such stockholder's personal tax situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

FEDERAL INCOME TAXATION OF THE COMPANY

  General. The Company plans to make an election to be taxed as a REIT under Sections 856 through 859 of the Code, effective for the taxable year beginning January 1, 1999. The Company intends that, commencing with such year, it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, but no assurance can be given that it in fact will qualify or remain qualified as a REIT.

  The sections of the Code and the corresponding Treasury Regulations that govern the federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is a summary of the material aspects of these rules, which is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

  Hogan & Hartson has provided to the Company an opinion to the effect that, beginning in 1999, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is conditioned upon certain assumptions and representations made by the Company and the Operating Partnership as to factual matters relating to the organization and operation of the Company, the Operating Partnership, subsidiaries of the Operating Partnership, the Non-Controlled Subsidiaries, the Host Employee/Charitable Trust and Crestline and the Lessees, including the economic and other terms of each Lease and the expectations of the Company and the Lessees with respect thereto. This opinion also is based on the timely completion of all of the transactions comprising the REIT Conversion, which are described in detail in certain documents that are incorporated by reference into this Prospectus. See "Where You Can Find More Information." This generally means that all of the transactions are completed prior to end of 1998 (except for those transactions that clearly are contemplated to be completed afterward). In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as described in, or incorporated by reference into, this Prospectus. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet on an ongoing basis (through actual annual operating results, distribution levels and diversity of share ownership) the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Hogan & Hartson. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. Further, the anticipated income tax treatment described below may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See "--Failure of the Company to Qualify as a REIT" below.

  If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that it currently distributes to its stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from an investment in a regular corporation. However, the Company will be subject to federal income tax as follows:

    1. The Company will be taxed at regular corporate rates on any undistributed "REIT taxable income," including undistributed net capital gains (provided, however, that properly designated undistributed capital gains will effectively avoid taxation at the stockholder level). A REIT's "REIT taxable income" is the otherwise taxable income of the REIT subject to certain adjustments, including a deduction for dividends paid.

    2. Under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference.

    3. If the Company has net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income.

    4. The Company's net income from "prohibited transactions" will be subject to a 100% tax. In general, "prohibited transactions" are certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

    5. If the Company fails to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test multiplied by (b) a fraction intended to reflect the Company's profitability.

    6. If the Company fails to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the sum of amounts actually distributed and amounts retained but with respect to which federal income tax was paid.

    7. If the Company acquires any asset from a "C" corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in the hands of the Company is determined by reference to the basis of the asset in the hands of the "C" corporation (a "Built-In Gain Asset"), and the Company recognizes gain on the disposition of such asset during the ten-year period beginning on the date on which such asset was acquired by the Company (the "Recognition Period"), then, to the extent of the asset's "Built-In Gain" (i.e., the excess of (a) the fair market value of such asset over (b) the Company's adjusted basis in the asset, determined when the Company acquired the asset), such gain will be subject to tax at the highest regular corporate rate applicable.

  The Company will own an indirect interest in appreciated assets that the Host Predecessors held before the REIT Conversion. Such appreciated assets will have a "carryover" basis and thus will be "Built-In Gain Assets" with respect to the Company. If such appreciated property is sold within the ten-year period following the REIT Conversion, the Company generally will be subject to regular corporate tax on that gain to the extent of the Built-In Gain in that property at the time of the REIT Conversion. The total amount of gain on which the Company can be taxed is limited to its net Built-In Gain at the time of the REIT Conversion (defined for these purposes as the excess of the aggregate fair market value of its assets at the time the Company became a REIT over the adjusted tax bases of those assets at that time). This tax could be very material, however, and may result in the Operating Partnership and the Company seeking to avoid a taxable disposition of any significant asset owned by the Host Predecessors at the time of the REIT Conversion for the ten taxable years following the REIT Conversion (even though such disposition might otherwise be in the best interests of the Company).

  Notwithstanding the Company's status as a REIT, it is likely that substantial deferred liabilities of the Host Predecessors will be recognized over the next ten years (including, but not limited to, tax liabilities attributable to Built-In Gain Assets and deferred tax liabilities attributable to taxable income for which neither the Company nor the Operating Partnership will receive corresponding cash). In addition, the IRS could assert substantial additional liabilities for taxes against the Host Predecessors for taxable years prior to the time the Company qualifies as a REIT. Under the terms of the REIT Conversion and the partnership agreement of the Operating Partnership (the "Partnership Agreement"), the Operating Partnership will be responsible for paying (or reimbursing the Company for the payment of) all such tax liabilities as well as any other liabilities (including contingent liabilities and liabilities attributable to litigation that the Company may incur), whether such liabilities are incurred by reason of activities prior to the REIT Conversion or activities subsequent thereto.

  The Operating Partnership will pay (or reimburse the Company for) all taxes incurred by the Company (except for taxes imposed on the Company by reason of its failure to qualify as a REIT or to distribute to its stockholders an amount equal to its "REIT taxable income," including net capital gains). This obligation by the Operating Partnership includes any federal corporate income tax imposed on Built-In Gain.

  Requirements for Qualification. The Code defines a REIT as a corporation, trust or association

  (i) which is managed by one or more directors or trustees;

  (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  (iii) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

  (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code;

  (v) the beneficial ownership of which is held by 100 or more persons;

  (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and

  (vii) which meets certain other tests, described below, regarding the nature of its income and assets.

  The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (v) and (vi) will not apply until after the first taxable year for which the Company makes the election to be taxed as a REIT. For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (vi). Compliance with condition (v) shall be determined by disregarding the ownership of Company shares by any person(s) who: (1) acquired such shares as a gift or bequest or pursuant to a legal separation or divorce; (2) is the estate of any person making such transfer to the estate; or (3) is a company established exclusively for the benefit of (or wholly-owned by) either the person making such transfer or a person described in (1) or (2).

  In connection with condition (vi), the Company is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If the Company complies with this requirement, and it does not know, or exercising reasonable diligence would not have known, whether it failed to meet condition (vi), then it will be treated as having met condition (vi). If the Company fails to send such annual letters, it will be required to pay either a $25,000 penalty or, if the failure is intentional, a $50,000 penalty. The IRS may require the Company, under those circumstances, to take further action to ascertain actual ownership of its shares, and failure to comply with such an additional requirement would result in an additional $25,000 (or $50,000) penalty. No penalty would be assessed in the first instance, however, if the failure to send the letters is due to reasonable cause and not to willful neglect.

  The Company believes that it will meet conditions (i) through (iv). In addition, the Company believes that it will have outstanding (commencing with its first taxable year as a REIT) Common Stock with sufficient diversity of ownership to allow it to satisfy conditions (v) and (vi). With respect to condition (vi), the Company intends to comply with the requirement that it send annual letters to its stockholders requesting information regarding the actual ownership of its shares. In addition, the Charter contains the Ownership Limit, which is intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. See "Restrictions on Ownership and Transfer." The Ownership Limit, together with compliance with the annual stockholder letter requirement described above, however, may not ensure that the Company will, in all cases, be able to satisfy the share ownership requirements described above. If the Company fails to satisfy such share ownership requirements, the Company will not qualify as a REIT. See "--Failure of the Company to Qualify as a REIT."

  A corporation may not elect to become a REIT unless its taxable year is the calendar year. Although the Company previously had a 52-53 week year ending on the Friday closest to January 1, it is adopting a calendar year taxable year in connection with the REIT Conversion.

  Distribution of "Earnings and Profits" Attributable to "C" Corporation Taxable Years. A REIT cannot have at the end of any taxable year any undistributed earnings and profits ("E&P") that are attributable to a "C" corporation taxable year (which includes all undistributed E&P of the Host Predecessors). Accordingly, the Company has until December 31, 1999 to distribute such E&P.

In connection with the REIT Conversion, the Company declared dividends intended to eliminate the substantial majority, if not all, of such E&P. To the extent, however, that any such E&P remains (the "Acquired Earnings"), the Company is required to distribute such E&P prior to the end of 1999. Failure to do so would result in disqualification of the Company as a REIT at least for 1999. If the Company should be so disqualified for 1999, subject to the satisfaction by the Company of certain "deficiency dividend" procedures described below in "-- Annual Distribution Requirements Applicable to REITs" and assuming that the Company otherwise satisfies the requirements for qualification as a REIT, the Company should qualify as a REIT for 2000 and thereafter. The Company believes that the dividends it has already declared will be sufficient to distribute all of the Acquired Earnings as of December 31, 1999, but there are substantial uncertainties relating to the estimate of the Acquired Earnings, as described below, and the value of noncash consideration that the Company has distributed or will distribute, and, thus, there can be no assurance this requirement will be met.

  The estimated amount of the Acquired Earnings will be based on the allocated consolidated E&P of the Host Predecessors accumulated from 1929 through and including 1998 (and taking into account the allocation, as a matter of law, of 81% of the Host Predecessors' accumulated E&P to Marriott International on October 8, 1993 in connection with the spin-off of Marriott International), determined based on the available tax returns and certain assumptions with respect to both such returns and other matters. The calculation of the Acquired Earnings, however, depends upon a number of factual and legal interpretations related to the activities and operations of the Host Predecessors during their entire corporate existence and is subject to review and challenge by the IRS. There can be no assurance that the IRS will not examine the tax returns of the Host Predecessors and propose adjustments to increase their taxable income. The impact of such proposed adjustments, if any, may be material. If the IRS were to examine the Company's calculation of its E&P (and thus the amount of Acquired Earnings, if any), the IRS can consider all taxable years of the Host Predecessors as open for review for purposes of such determination.

  Hogan & Hartson has expressed no opinion as to the amount of E&P of the Company and the Host Predecessors and, accordingly, for purposes of its opinion as to the qualification of the Company as a REIT following the REIT Conversion, Hogan & Hartson is relying upon a representation from the Company that by the end of 1999 it will have eliminated all Acquired Earnings.

  Qualified REIT Subsidiary. If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary will be disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary will be treated as assets, liabilities and items of the REIT itself. Generally, a qualified REIT subsidiary is a corporation all of the capital stock of which is owned by one REIT. The Company holds several qualified REIT subsidiaries that hold de minimis indirect interests in the partnerships that own hotels. These entities will not be subject to federal corporate income taxation, although they may be subject to state and local taxation in certain jurisdictions.

  Ownership of Partnership Interests by a REIT. A REIT which is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of Section 856 of the Code (including satisfying the gross income tests and the asset tests). Thus, the Company's proportionate share of the assets and items of income of the Operating Partnership (including the Operating Partnership's share of such items of any subsidiaries that are partnerships or LLCs (the "Subsidiary Partnerships")) are treated as assets and items of income of the Company for purposes of applying the requirements described herein. A summary of the rules governing the federal income taxation of partnerships and their partners is provided below in "--Tax Aspects of the Company's Ownership of OP Units." As the sole general partner of the Operating Partnership, the Company has direct control over the Operating Partnership and indirect control over the Subsidiary Partnerships in which the Operating Partnership or another Subsidiary Partnership has a controlling interest and intends to operate these entities consistent with the requirements for qualification of the Company as a REIT.

  Income Tests Applicable to REITs. In order to maintain qualification as a REIT, the Company must satisfy two gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from "prohibited transactions") for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from "prohibited transactions") for each taxable year must be derived from such real property investments, dividends, interest, certain hedging instruments and gain from the sale or disposition of stock or securities, including certain hedging instruments (or from any combination of the foregoing).

  Rents paid pursuant to the Leases (together with dividends and interest received from the Non-Controlled Subsidiaries) will constitute substantially all of the gross income of the Company. Several conditions must be satisfied in order for rents received by the Company, including the rents received pursuant to the Leases, to qualify as "rents from real property" in satisfying the gross income requirements for a REIT described in the preceding paragraph. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a tenant will not qualify as "rents from real property" if the Company, or an actual or constructive owner of 10% or more of the Company, actually or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property" (the "15% Personal Property Test").

  Finally, if (i) the Company operates or manages a property or furnishes or renders services to the tenants at the property other than through an independent contractor from whom the Company derives no revenue, excluding for these purposes services "usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant," and (ii) the greater of (a) the income derived from such services or
(b) 150% of the cost of providing such services (the "Impermissible Tenant Service Income") exceeds one percent of the total amount received by the Company with respect to the property (or, if such services are not available to all tenants at a property, possibly with respect to each tenant to whom the services are made available), then no amount received by the Company with respect to the property (or, where possibly applicable, such tenant) will qualify as "rents from real property." If the Impermissible Tenant Service Income is one percent or less of the total amount received by the REIT with respect to the property (or, where possibly applicable, such tenant), then only the Impermissible Tenant Service Income will not qualify as "rents from real property." To the extent that services other than those customarily furnished or rendered in connection with the rental of real property are rendered to the tenants of the property by an independent contractor, the cost of the services must be borne by the independent contractor.

  The Operating Partnership and each Subsidiary Partnership that owns Hotels have entered into a Lease with a Lessee that is a Crestline subsidiary, pursuant to which the owner of such Hotels leases the Hotels that it owns to the Lessee for a term of years (ranging generally from seven to ten years, depending upon the particular Hotel) commencing on January 1, 1999. Each Lease provides for thirteen payments per annum of a specified base rent (the "Base Rent") plus, to the extent that it exceeds the Base Rent, additional rent which is calculated based upon the gross sales of the Hotels subject to the particular Lease (the "Percentage Rent"), plus certain other amounts.

  Neither the Company nor the Operating Partnership intends to (i) provide any services to the Lessees with respect to the operation of the Hotels; (ii) charge rent for any Hotel that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above); (iii) rent any Hotel to a Related Party Tenant (unless the Board of Directors determines in its discretion that the rent received from such Related Party Tenant is not material and will not jeopardize the Company's status as a REIT); or (iv) derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease (unless the Board of Directors determines in its discretion that the amount of such rent attributable to personal property is not material and will not jeopardize the Company's status as a REIT).

  In order for the rent paid pursuant to the Leases to constitute "rents from real property," (i) the Lessees must not be regarded as Related Party Tenants; and (ii) the Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. A Lessee will be regarded as a Related Party Tenant only if the Company and/or one or more actual or constructive owners of 10% or more of the Company, actually or constructively, own 10% or more of such Lessee through an ownership interest in Crestline. In order to help preclude the Lessees from being regarded as Related Party Tenants, (i) the Articles of Incorporation of Crestline expressly prohibit any person (or persons acting as a group), including the Company (and/or any 10% or greater stockholder of the Company), from owning more than 9.8% of the lesser of the number or value of the shares of capital stock of Crestline; (ii) the Charter expressly prohibits any person (or persons acting as a group) or entity from owning, actually and/or constructively, more than 9.8% of the lesser of the number or value of capital stock of the Company (subject to a limited exception for a holder of shares of capital stock of the Company solely by reason of the Merger in excess of the Ownership Limit so long as the holder thereof did not own, directly or by attribution under the Code, more than 9.9% in value of the outstanding shares of capital stock of the Company as of the Special Merger Ownership Limit Effective Time) or any other class or series of shares of the Company; and
(iii) the Partnership Agreement expressly prohibits any person (or persons acting as a group) or entity (other than the Company and an affiliate of the The Blackstone Group and a series of related funds controlled by Blackstone Real Estate Partners (the "Blackstone Entities")) from owning more than 4.9% by value of any class of interests in the Operating Partnership. Each of these prohibitions contains self-executing enforcement mechanisms. Assuming that these prohibitions are enforced at all times (and no waivers thereto are granted), the Lessees should not be regarded as Related Party Tenants. There can be no assurance, however, that the ownership restrictions described herein will be enforced in accordance with their terms in all circumstances or otherwise will ensure, in all cases, that the Lessees will not be regarded as Related Party Tenants.

  The determination of whether the Leases are true leases depends upon an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties; (ii) the form of the agreement; (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain (e.g., appreciation) with respect to the property.

  In addition, Section 7701(e) of the Code provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property; (ii) the service recipient controls the property; (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs or the recipient bears the risk of damage to or loss of the property); (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract; (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient; and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

  The Leases have been structured with the intent to qualify as true leases for federal income tax purposes. For example, with respect to each Lease (i) the Operating Partnership (or, where appropriate, the applicable Subsidiary Partnership or other lessor entity) and the Lessee intend for their relationship to be that of a lessor and lessee and such relationship is documented by a lease agreement, (ii) the Lessee has the right to exclusive possession and use and quiet enjoyment of the Hotels covered by the Lease during the term of the Lease, (iii) the Lessee bears the cost of, and will be responsible for, day-to-day maintenance and repair of the Hotels (other than the cost of certain capital expenditures), and will dictate (through the Hotel managers, who work for the Lessees during the terms of the Leases) how the Hotels are operated and maintained, (iv) the Lessee bears all of the costs and expenses of operating the Hotels (including the cost of any inventory used in their operation) during the term of the Lease (other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures), (v) the Lessee benefits from any savings (and bears the burdens of any increases) in the costs of operating the Hotels during the term of the Lease, (vi) in the event of damage or destruction to a Hotel, the Lessee is at economic risk because it will bear the economic burden of the loss in income from operation of the Hotels subject to the right, in certain circumstances, to terminate the Lease if the lessor does not restore the Hotel to its prior condition, (vii) the Lessee has indemnified the Operating Partnership (or, where appropriate, the applicable Subsidiary Partnership or other lessor entity) against all liabilities imposed on the Operating Partnership (or, where appropriate, the applicable Subsidiary Partnership or other lessor entity) during the term of the Lease by reason of (A) injury to persons or damage to property occurring at the Hotels or (B) the Lessee's use, management, maintenance or repair of the Hotels, (viii) the Lessee is obligated to pay, at a minimum, substantial Base Rent for the period of use of the Hotels under the Lease, (ix) the Lessee stands to incur substantial losses (or reap substantial gains) depending on how successfully it (through the Managers, who work for the Lessees during the terms of the Leases) operates the Hotels, and (x) the Company and the Operating Partnership believe that each Lessee reasonably expects to derive a meaningful profit, after expenses and taking into account the risks associated with the Lease, from the operation of the Hotels during the term of its Leases. Moreover, upon termination of a Lease, each Hotel is expected to have a remaining useful life equal to at least 20% of its expected useful life on the date of the consummation of the REIT Conversion, and a fair market value equal to at least 20% of its fair market value on the date of the consummation of the REIT Conversion.

  Based upon representations made by the Company and the Operating Partnership (including representations as to the matters described in the previous paragraph and as to economic and other terms of the Leases), Hogan & Hartson has provided to the Company an opinion letter to the effect that the Leases will be respected as leases for federal income tax purposes. As noted previously, however, an opinion of counsel does not bind the IRS or the courts. Moreover, there are no controlling Treasury Regulations, published IRS rulings or judicial decisions involving leases with terms substantially the same as the Leases that discuss whether such leases constitute true leases for federal income tax purposes and that this issue, more so than many others, is likely to turn on the surrounding facts and underlying economic circumstances. Hogan & Hartson is not expressing any opinion as to the economic terms of the Leases, the commercial reasonableness thereof, whether the actual economic relationships created thereby are such that the Leases will be respected for federal income tax purposes or whether the rental and other terms of the Leases conform with normal business practice (and are not being used as a means to base the rent paid on the income or profits of the Lessees). Therefore, there can be no assurance that the IRS will not assert a contrary position or that such position will be sustained by a court if so challenged. If the Leases were recharacterized as service contracts or partnership agreements, rather than true leases, or disregarded altogether for tax purposes, all or part of the payments that the Operating Partnership receives from the Lessees would not be considered rent or would not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company very likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose its REIT status.

  As indicated above, "rents from real property" must not be based in whole or in part on the income or profits of any person. Payments made pursuant to the Leases should qualify as "rents from real property" since they will be based on either a fixed dollar amount (i.e., Base Rent) or specified percentages of gross sales (i.e., the Percentage Rent) which percentages will be fixed at the time the Leases are entered into. The foregoing assumes that the Leases (i) are not renegotiated during their term in a manner that has the effect of basing either Percentage Rent or Base Rent on income or profits and (ii) are not in reality used as a means of basing rent on income or profits. More generally, the rent payable under the Leases would not qualify as "rents from real property" if, considering the Leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing rent on income or profits. Because each of the Base Rent and the Percentage Rent will be based on fixed dollar amounts and fixed percentages of the gross sales of each Hotel that are established in the Leases. In addition, the Company has represented that (i) the percentages will not be renegotiated during the terms of the Leases in a manner that has the effect of basing rent on income or profits and (ii) the rental provisions and other terms of the Leases conform with normal business practice and were not intended to be used as a means of basing rent on income or profits, the rent payable under the Leases should not be considered based in whole or in part on the income or profits of any person. Furthermore, the Company has represented that, with respect to other properties that it acquires in the future, it will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of gross revenues, as described above).

  The Company leases certain items of personal property to the Lessees in connection with the Leases. The 15% Personal Property Test provides that if a lease provides for the rental of both real and personal property and the portion of the rent attributable to personal property is 15% or less of the total rent due under the lease, then all rent paid pursuant to such lease qualifies as "rent from real property." If, however, a lease provides for the rental of both real and personal property, and the portion of the rent attributable to personal property exceeds 15% of the total rent due under the lease, then the portion of the rent that is attributable to personal property does not qualify as "rent from real property." The amount of rent attributable to personal property is that amount which bears the same ratio to total rent for the taxable year as the average of the adjusted tax bases of the personal property at the beginning and end of the year bears to the average of the aggregate adjusted tax bases of both the real and personal property at the beginning and end of such year. The Company has represented that, with respect to each Lease that includes a lease of items of personal property, the amount of rent attributable to personal property with respect to such Lease, determined as set forth above, will not exceed 15% of the total rent due under the Lease (except for several Leases where the rent attributable to personal property, which would constitute non-qualifying income for purposes of the 75% and 95% gross income tests, would not be material relative to the overall gross income of the Company). Each Lease permits the Operating Partnership to take certain measures, including requiring the Lessee to purchase certain furniture, fixtures and equipment or to lease such property from a third party (including a Non-Controlled Subsidiary), if necessary to ensure that all of the rent attributable to personal property with respect to such Lease will qualify as "rent from real property." In order to protect the Company's ability to qualify as a REIT, the Operating Partnership sold substantial personal property associated with a number of Hotels acquired in connection with the REIT Conversion to a Non-Controlled Subsidiary. The Non-Controlled Subsidiary separately leases all such personal property directly to the applicable Lessee and receives rental payments which the Company believes represent the fair rental value of such personal property directly from the Lessees. If such arrangements are not respected for federal income tax purposes, the Company likely would not qualify as a REIT.

  If any of the Hotels were to be operated directly by the Operating Partnership or a Subsidiary Partnership as a result of a default by a Lessee under the applicable Lease, such Hotel would constitute foreclosure property until the close of the third tax year following the tax year in which it was acquired (or for up to an additional three years if an extension is granted by the IRS), provided that (i) the operating entity conducts operations through an independent contractor (which might, but would not necessarily in all circumstances, include Marriott International and its subsidiaries) within 90 days after the date the Hotel is acquired as the result of a default by a Lessee, (ii) the operating entity does not undertake any construction on the foreclosed property other than completion of improvements that were more than 10% complete before default became imminent, and (iii) foreclosure was not regarded as foreseeable at the time the applicable Partnership or Private Partnership entered into such Leases. For as long as any of these Hotels constitute foreclosure property, the income from the Hotels would be subject to tax at the maximum corporate rates, but it would qualify under the 75% and 95% gross income tests. However, if any of these Hotels does not constitute foreclosure property at any time in the future, income earned from the disposition or operation of such property will not qualify under the 75% and 95% gross income tests.

  "Interest" generally will not qualify under the 75% or 95% gross income tests if it depends in whole or in part on the income or profits of any person. However, interest will not fail to so qualify solely by reason of being based upon a fixed percentage or percentages of receipts or sales. The Company does not expect to derive significant amounts of interest that will not qualify under the 75% and 95% gross income tests.

  The Non-Controlled Subsidiaries hold various assets, the ownership of which by the Operating Partnership might jeopardize the Company's status as a REIT. These assets primarily consist of partnership or other interests in Hotels that are not leased, certain foreign hotels, and approximately $200 million in value of personal property associated with certain Hotels. The Operating Partnership owns 100% of the nonvoting stock of each Non-Controlled Subsidiary but none of the voting stock (or control) of that Non-Controlled Subsidiary. Each Non-Controlled Subsidiary is taxable as a regular "C" corporation. The Operating Partnership's share of any dividends received from a Non-Controlled Subsidiary should qualify for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. The Operating Partnership does not anticipate that it will receive sufficient dividends from the Non-Controlled Subsidiaries to cause it to fail the 75% gross income test.

  The Company inevitably will have some gross income from various sources (including, but not limited to, "safe harbor" leases, the operation of the Hotel that is located in Sacramento, minority partnership interests in partnerships that own hotels that are not leased under leases that produce rents qualifying as "rents from real property" and rent attributable to personal property at a few Hotels that does not satisfy the 15% Personal Property Test) that fails to constitute qualifying income for purposes of one or both of the 75% or 95% gross income tests. The Company, however, believes that, even taking into account the anticipated sources of non-qualifying income, its aggregate gross income from all sources will satisfy the 75% and 95% gross income tests applicable to REITs for each taxable year commencing subsequent to the date of the REIT Conversion.

  If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its federal income tax return and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. For example, if the Company fails to satisfy the gross income tests because nonqualifying income that the Company intentionally incurs exceeds the limits on such income, the IRS could conclude that the Company's failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving the Company, the Company will not qualify as a REIT. As discussed above in "--General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

  Any gain realized by the Company on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including the Company's share of any such gain realized by the Operating Partnership) will be treated as income from a "prohibited transaction" that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon the Company's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends upon all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends that both it and the Subsidiary Partnerships will hold the Hotels for investment with a view to long-term appreciation, to engage in the business of acquiring and owning the Hotels (and other hotels) and to make such occasional sales of the Hotels as are consistent with the Operating Partnership's investment objectives. There can be no assurance, however, that the IRS might not contend that one or more of such sales is subject to the 100% penalty tax.

  Asset Tests Applicable to REITs. The Company, at the close of each quarter of its taxable year, must satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets, including for this purpose (i) its allocable share of real estate assets held by the Operating Partnership and the Subsidiary Partnerships, and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company, cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities.

  The Operating Partnership does not own any of the voting stock of any of Non-Controlled Subsidiaries but it does own 100% of the nonvoting stock of each Non-Controlled Subsidiary. The Operating Partnership may also own nonvoting stock, representing substantially all of the equity, in other corporate entities that serve as partners or members in the various entities that hold title to the Hotels. Neither the Company, the Operating Partnership nor any of the Subsidiary Partnerships own more than 10% of the voting securities of any entity that is treated as a corporation for federal income tax purposes. In addition, the Company believes that the securities of any one issuer owned by the Company, the Operating Partnership, and the Subsidiary Partnerships (including the Company's pro rata share of the value of the securities of each Non-Controlled Subsidiary) do not exceed 5% of the total value of the Company's assets. There can be no assurance, however, that the IRS might not contend that the value of such securities exceeds the 5% value limitation or that nonvoting stock of a Non-Controlled Subsidiary or another corporate entity owned by the Operating Partnership should be considered "voting stock" for this purpose.

  After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including, for example, as a result of the Company increasing its interest in the Operating Partnership as a result of the exercise of the Unit Redemption Right or an additional capital contribution of proceeds from an offering of capital stock by the Company), the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If the Company fails to cure noncompliance with the asset tests within such time period, the Company would cease to qualify as a REIT.

  Clinton Administration's Proposed Changes to REIT Asset Test. The Clinton Administration's fiscal year 1999 budget proposal, announced on February 2, 1998, includes a proposal to amend the 10% voting securities test. The proposal would require a REIT to own no more than 10% of the vote or value of all classes of stock of any corporation (except for qualified REIT subsidiaries or corporations that qualify as REITs). Corporations existing prior to the effective date of the proposal generally would be "grandfathered"; i.e., the REIT would be subject to the existing 10% voting securities test (described above) with respect to grandfathered corporations. However, such "grandfathered" status would terminate with respect to a corporation if the corporation engaged in a new trade or business or acquired substantially new assets.

  Because the Operating Partnership owns 100% of the nonvoting stock of each Non-Controlled Subsidiary, and the Company is deemed to own an interest in each Non-Controlled Subsidiary equal to its proportionate interest in the Operating Partnership, the Company would not satisfy the proposed 10% value limitation with respect to any of the Non-Controlled Subsidiaries. Whether any of the Non-Controlled Subsidiaries would qualify as a grandfathered corporation as the proposal is currently drafted would depend upon the effective date of the proposal (which is not yet known). If a Non-Controlled Subsidiary otherwise eligible for "grandfathered" status were to engage in a new trade or business or were to acquire substantial new assets, or if the Company were to make a capital contribution to a Non-Controlled Subsidiary otherwise eligible for "grandfathered" status, its "grandfathered" status would terminate and the Company would fail to qualify as a

REIT. Moreover, the Company would not be able to own, directly or indirectly, more than 10% of the vote or value of any corporation formed or acquired after the effective date of the proposal. Thus, the proposal, if enacted, would materially impede the Company's ability to engage in new third-party management or similar activities.

  Annual Distribution Requirements Applicable to REITs. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (a) 95% of REIT taxable income (computed without regard to the dividends paid deduction and the Company's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. In addition, if the Company disposes of any Built-In Gain Asset during its Recognition Period, the Company will be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-In Gain (after tax), if any, recognized on the disposition of such asset. See "--General" above for a discussion of "Built-In Gain Assets." Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment date after such declaration. The Company intends to make timely distributions sufficient to satisfy these annual distribution requirements. In this regard, the Partnership Agreement authorizes the Company, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements.

  To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. The Company, however, may designate some or all of its retained net capital gain, so that, although the designated amount will not be treated as distributed for purposes of this tax, a stockholder would include its proportionate share of such amount in income, as capital gain, and would be treated as having paid its proportionate share of the tax paid by the Company with respect to such amount. The stockholder's basis in its capital stock of the Company would be increased by the amount the stockholder included in income and decreased by the amount of the tax the stockholder is treated as having paid. The Company would make an appropriate adjustment to its earnings and profits. For a more detailed description of the federal income tax consequences to a stockholder of such a designation, see "--Taxation of Taxable U.S. Stockholders Generally."

  There is a significant possibility that the Company's REIT taxable income will exceed its cash flow (due in part to certain "non-cash" or "phantom" income expected to be taken into account in computing the Company's REIT taxable income). The Company anticipates, however, that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements. In such event, in order to meet the distribution requirements, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings to fund required distributions and/or to pay dividends in the form of taxable stock dividends.

  The Company intends to calculate its REIT taxable income based upon the conclusion that the Subsidiary Partnerships or the Operating Partnership, as applicable, is the owner of the Hotels for federal income tax purposes. As a result, the Company expects that the depreciation deductions with respect to the Hotels will reduce its REIT taxable income. This conclusion is consistent with the conclusion above that the Leases will be treated as true leases for federal income tax purposes. If the IRS were to challenge successfully this position, in addition to failing in all likelihood the 75% and 95% gross income tests described above, the Company also might be deemed retroactively to have failed to meet the REIT distribution requirements and would have to rely on the payment of a "deficiency dividend" in order to retain its REIT status.

  Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company would be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

  Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year,
(ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the sum of amounts actually distributed and amounts retained with respect to which the REIT pays federal income tax.

  Failure of the Company to Qualify as a REIT. If the Company fails to qualify for taxation as a REIT in any taxable year, and if the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. As a result, the Company's failure to qualify as a REIT would significantly reduce the cash available for distribution by the Company to its stockholders and could materially reduce the value of the Company's capital stock. In addition, if the Company fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income, to the extent of the Company's current and accumulated E&P, although subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction with respect to these distributions. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. STOCKHOLDERS GENERALLY

  Distributions by the Company. As long as the Company qualifies as a REIT, distributions made by the Company out of its current or accumulated E&P (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Stockholders as ordinary income. Such distributions will not be eligible for the dividends received deduction in the case of U.S. Stockholders that are corporations. To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated E&P, such distributions will be treated first as a tax-free return of capital to each U.S. Stockholder, reducing the adjusted basis which such U.S. Stockholder has in its Common Stock for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Stockholder's adjusted basis in its Common Stock taxable as capital gains (provided that the Common Stock has been held as a capital asset). Dividends declared by the Company in October, November or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company on or before January 31 of the following year.

  Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to taxable non-corporate U.S. Stockholders (i.e., individuals, estates or trusts) as gain from the sale or exchange of a capital asset held for more than one year (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which such non-corporate U.S. Stockholder has held his Common Stock. In the event that the Company designates any portion of a dividend as a "capital gain dividend," a U.S. Stockholder's share of such capital gain dividend would be an amount which bears the same ratio to the total amount of dividends paid to such U.S. Stockholder for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends paid on all classes of shares for the year. On November 10, 1997, the IRS issued Notice 97-64, which provides generally that the Company may classify portions of its designated capital gain dividend as (i) a 20% gain distribution (which would be taxable to non-corporate U.S. Stockholders at a maximum rate of 20%), (ii) an unrecaptured Section 1250 gain distribution (which would be taxable to non-corporate U.S. Stockholders at a maximum rate of 25%) or (iii) a 28% rate gain distribution (which would be taxable to non-corporate U.S.

Stockholders at a maximum rate of 28%). If no designation is made, the entire designated capital gain dividend will be treated as a 28% rate gain distribution. Notice 97-64 provides that a REIT must determine the maximum amounts that it may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. Notice 97-64 further provides that designations made by the REIT only will be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. On July 22, 1998, as part of the IRS Restructuring Act, the holding period requirement for the application of the 20% and 25% capital gain tax rates was reduced to 12 months from 18 months for sales of capital gain assets on or after January 1, 1998. Although Notice 97-64 will apply to sales of capital gain assets after July 28, 1997 and before January 1, 1998, it is expected that the IRS will issue clarifying guidance (most likely applying the same principles set forth in Notice 97-64) regarding a REIT's designation of capital gain dividends in light of the new holding period requirements. For a discussion of the capital gain tax rates applicable to non-corporate U.S. Stockholders, see "--1997 Act and IRS Restructuring Act Changes to Capital Gain Taxation" below.

  Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to taxable corporate U.S. Stockholders as long-term gain (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) at a maximum rate of 35% without regard to the period for which such corporate U.S. Stockholder has held its Common Stock. Such U.S. Stockholders may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

  U.S. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against future income (subject to certain limitations). Distributions made by the Company and gain arising from the sale or exchange by a U.S. Stockholder of Common Stock will not be treated as passive activity income, and, as a result, U.S. Stockholders generally will not be able to apply any "passive losses" against such income or gain. In addition, taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitation. Capital gain dividends and capital gains from the disposition of shares (including distributions treated as such), however, will be treated as investment income only if the U.S. Stockholder so elects, in which case such capital gains will be taxed at ordinary income rates.

  The Company will notify stockholders after the close of its taxable year as to the portions of distributions attributable to that year that constitute ordinary income, return of capital and capital gain. The Company may designate (by written notice to its stockholders) its net capital gain so that with respect to retained net capital gains, a U.S. Stockholder would include its proportionate share of such gain in income, as long-term capital gain, and would be treated as having paid its proportionate share of the tax paid by the Company with respect to the gain. The U.S. Stockholder's basis in its Common Stock would be increased by its share of such gain and decreased by its share of such tax. With respect to such long-term capital gain of a U.S. Stockholder that is an individual or an estate or trust, the IRS, as described above in this section, has authority to issue regulations that could apply the special tax rate applicable generally to the portion of the long-term capital gains of an individual or an estate or trust attributable to deductions for depreciation taken with respect to depreciable real property. IRS Notice 97-64, described above in this section, did not address the taxation of non-corporate REIT stockholders with respect to retained net capital gains.

  Sales of Common Stock. Upon any sale or other disposition of Common Stock, a U.S. Stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and
(ii) the holder's adjusted basis in such Common Stock for tax purposes. Such gain or loss will be capital gain or loss if the Common Stock has been held by the U.S. Stockholder as a capital asset. In the case of a U.S. Stockholder who is an individual or an estate or trust, such gain or loss will be long-term capital gain or loss (and any such long-term capital gain shall be subject to the maximum capital gain rate of 20%). In the case of a U.S. Stockholder that is a corporation, such gain or loss will be long-term capital gain or loss if such shares have been held for more than one year (and any such capital gain shall be subject to the maximum capital gain rate of 35%). In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of Common Stock that has been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Stockholder from the Company that were required to be treated as long-term capital gains.

  1997 Act and IRS Restructuring Act Changes to Capital Gain Taxation. The 1997 Act altered the taxation of capital gain income. Under the 1997 Act, individuals, trusts and estates that hold certain investments for more than 18 months may be taxed at a maximum long-term capital gain rate of 20% on the sale or exchange of those investments. Individuals, trusts and estates that hold certain assets for more than one year but not more than 18 months may be taxed at a maximum long-term capital gain rate of 28% on the sale or exchange of those investments. The 1997 Act also provides a maximum rate of 25% for "unrecaptured Section 1250 gain" for individuals, trusts and estates, special rules for "qualified 5-year gain" and other changes to prior law. The recently enacted IRS Restructuring Act, however, reduced the holding period requirement established by the 1997 Act for the application of the 20% and 25% capital gain tax rates to 12 months from 18 months for sales of capital gain assets after December 31, 1997. The 1997 Act allows the IRS to prescribe regulations on how the 1997 Act's capital gain rates will apply to sales of capital assets by "pass-through entities" (including REITs, such as the Company) and to sales of interests in "pass-through entities." For a discussion of the rules under the 1997 Act that apply to the taxation of distributions by the Company to its stockholders that are designated by the Company as "capital gain dividends," see "--Distributions by the Company" above. Stockholders are urged to consult with their own tax advisors with respect to the rules contained in the 1997 Act and the IRS Restructuring Act.

BACKUP WITHHOLDING FOR THE COMPANY'S DISTRIBUTIONS

  The Company will report to its U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of its capital gain distributions to any U.S. Stockholders who fail to certify their non-foreign status to the Company. See "--Taxation of Non-U.S. Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

  Provided that a tax-exempt stockholder (except certain tax-exempt stockholders described below) has not held its Common Stock as "debt financed property" within the meaning of the Code and such Common Stock are not otherwise used in a trade or business, the dividend income from the Company will not be unrelated business taxable income ("UBTI") to a tax-exempt stockholder. Similarly, income from the sale of Common Stock will not constitute UBTI unless such tax-exempt stockholder has held such Common Stock as "debt financed property" within the meaning of the Code or has used the Common Stock in a trade or business.

  For a tax-exempt stockholder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from federal income taxation under Code Sections 501
(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is properly able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Company. Such a prospective stockholder should consult its own tax advisors concerning these "set aside" and reserve requirements.

  Notwithstanding the above, however, the Omnibus Budget Reconciliation Act of 1993 (the "1993 Act") provides that, effective for taxable years beginning in 1994, a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code,
(ii) is tax-exempt under Section 501(a) of the Code and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

  A REIT is a "pension held REIT" if (i) it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code (added by the 1993 Act) provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself) and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT or
(b) one or more such qualified trusts, each of which owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (ii) the total gross income of the REIT. A de minimis exception applies where the percentage is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to qualified trusts.

  Based on the current estimated ownership of Common Stock and as a result of certain limitations on transfer and ownership of Common Stock contained in the Charter, the Company should not be classified as a "pension held REIT."

TAXATION OF NON-U.S. STOCKHOLDERS

  The rules governing federal income taxation of the ownership and disposition of Common Stock by Non-U.S. Stockholders are complex and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of federal income tax and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Stockholder in light of its particular circumstances. In addition, this discussion is based on current law, which is subject to change, and assumes that the Company qualifies for taxation as a REIT. Prospective Non-U.S. Stockholders should consult with their own tax advisers to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in Common Stock, including any reporting requirements.

  Distributions by the Company. Distributions by the Company to a Non-U.S. Stockholder that are neither attributable to gain from sales or exchanges by the Company of United States real property interests nor designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated E&P of the Company. Such distributions ordinarily will be subject to withholding of United States federal income tax on a gross basis (that is, without allowance of deductions) at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Stockholder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT, such as the Company. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are effectively connected with such a trade or business will be subject to tax on a net basis (that is, after allowance of deductions) at graduated rates, in the same manner as U.S. Stockholders are taxed with respect to such dividends and are generally not subject to withholding. Any such dividends received by a Non-U.S. Stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. The Company expects to withhold United States income tax at the rate of 30% on any distribution made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and any required form or certification evidencing eligibility for that lower rate is filed with the Company or (ii) a Non-U.S. Stockholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income.

  Distributions in excess of the current or accumulated E&P of the Company will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such Common Stock. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's Common Stock, they will give rise to gain from the sale or exchange of its Common Stock, the tax treatment of which is described below.

  As a result of a legislative change made by the Small Business Job Protection Act of 1996, it appears that the Company will be required to withhold 10% of any distribution in excess of its current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution (or a lower applicable treaty rate), to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% (or a lower applicable treaty rate) would be subject to withholding at a rate of 10%. However, the Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it subsequently determined that such distribution was, in fact, in excess of current or accumulated E&P of the Company, and the amount withheld exceeded the Non-U.S. Stockholder's United States tax liability, if any, with respect to the distribution.

  Distributions to a Non-U.S. Stockholder that are designated by the Company at the time of distribution as capital gain dividends (other than those arising from the disposition of a United States real property interest) generally will not be subject to United States federal income taxation, unless (i) the investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's United States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. Stockholders with respect to such gain (except that a stockholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above) or (ii) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

  Pursuant to FIRPTA, distributions to a Non-U.S. Stockholder that are attributable to gain from sales or exchanges by the Company of United States real property interests (whether or not designated as capital gain dividends) will cause the Non-U.S. Stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. Stockholders would thus generally be taxed at the same rates applicable to U.S. Stockholders (subject to a special alternative minimum tax in the case of nonresident alien individuals). Also, such gain may be subject to a 30% branch profits tax in the hands of a Non-U.S. Stockholder that is a corporation, as discussed above. The Company is required to withhold 35% of any such distribution. That amount is creditable against the Non-U.S. Stockholder's federal income tax liability.

  Although the law is not entirely clear on the matter, it appears that amounts designated by the Company pursuant to the 1997 Act as undistributed capital gains in respect of the Common Stock held by U.S. Stockholders (see "--Annual Distribution Requirements Applicable to REITs" above) would be treated with respect to Non-U.S. Stockholders in the manner outlined in the preceding two paragraphs for actual distributions by the Company of capital gain dividends. Under that approach, the Non-U.S. Stockholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom their proportionate share of the tax paid by the Company on such undistributed capital gains (and to receive from the IRS a refund to the extent their proportionate share of such tax paid by the Company were to exceed their actual United States federal income tax liability).

  Sales of Common Stock. Gain recognized by a Non-U.S. Stockholder upon the sale or exchange of Common Stock generally will not be subject to United States taxation unless such shares constitute a "United States real property interest" within the meaning of FIRPTA. The Common Stock will not constitute a "United States real property interest" so long as the Company is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. Stockholders. The Company believes, but cannot guarantee, that it is a "domestically controlled REIT." Moreover, even if the Company is a "domestically controlled REIT," because the Common Stock is publicly traded, no assurance can be given that the Company will continue to be a "domestically controlled REIT." Notwithstanding the foregoing, gain from the sale or exchange of Common Stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Stockholder if the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.

  Even if the Company does not qualify as or ceases to be a "domestically controlled REIT," gain arising from the sale or exchange by a Non-U.S. Stockholder of Common Stock would not be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" if (i) the Common Stock are "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the NYSE) and (ii) such Non-U.S. Stockholder owned 5% or less of the Common Stock throughout the five-year period ending on the date of the sale or exchange. If gain on the sale or exchange of Common Stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to regular United States income tax with respect to such gain in the same manner as a taxable U.S. Stockholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations) and the purchaser of the Common Stock would be required to withhold and remit to the IRS 10% of the purchase price.

  Backup Withholding Tax and Information Reporting. Backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions paid to Non-U.S. Stockholders outside the United States that are treated as (i) dividends subject to the 30% (or lower treaty rate) withholding tax discussed above, (ii) capital gain dividends or
(iii) distributions attributable to gain from the sale or exchange by the Company of United States real property interests. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Common Stock by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of Common Stock by a foreign office of a broker that (a) is a United States person, (b) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (c) is a "controlled foreign corporation" (generally, a foreign corporation controlled by United States stockholders) for United States tax purposes, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Stockholder and certain other conditions are met or the stockholder otherwise establishes an exemption. Payment to or through a United States office of a broker of the proceeds of a sale of Common Stock is subject to both backup withholding and information reporting unless the stockholder certifies under penalty of perjury that the stockholder is a Non-U.S. Stockholder, or otherwise establishes an exemption. A Non-U.S. Stockholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

  The IRS has recently finalized regulations regarding the withholding and information reporting rules discussed above. In general, these regulations do not alter the substantive withholding and information reporting requirements but unify certification procedures and forms and clarify and modify reliance standards. These regulations generally are effective for payments made after December 31, 2000, subject to certain transition rules. Valid withholding certificates that are held on December 31, 1999, will remain valid until the earlier of December 31, 2000 or the date of expiration of the certificate under rules currently in effect (unless otherwise invalidated due to changes in the circumstances of the person whose name is on such certificate). A Non-U.S. Stockholder should consult its own advisor regarding the effect of the new Treasury Regulations.

TAX ASPECTS OF THE COMPANY'S OWNERSHIP OF OP UNITS

  General. Substantially all of the Company's investments are held through the Operating Partnership, which will hold the Hotels either directly or through certain Subsidiary Partnerships (as defined in the following paragraph)). In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company includes in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, the Company includes its proportionate share of assets held through the Operating Partnership, and any Subsidiary Partnerships. See "-- Federal Income Taxation of the Company--Ownership of Partnership Interests by a REIT."

  Entity Classification. If the Operating Partnership or any of the Subsidiary Partnerships (other than a Subsidiary Partnership held through an entity treated for Federal income tax purposes as a corporation were treated as an association, the entity would be taxable as a corporation and therefore would be subject to an entity level tax on its income. In such a situation, the character of the Company's assets and items of gross income would change and could preclude the Company from qualifying as a REIT (see "--Federal Income Taxation of the Company--Asset Tests Applicable to REITs" and "--Income Tests Applicable to REITs").

  The entire discussion of the federal income tax consequences of the ownership of Common Stock is based on the Operating Partnership and all of the Subsidiary Partnerships being classified as partnerships for federal income tax purposes. Pursuant to Treasury Regulations under Section 7701 of the Code, a partnership will be treated as a partnership for federal income tax purposes unless it elects to be treated as a corporation or would be treated as a corporation because it is a "publicly traded partnership." Neither the Operating Partnership nor any of the Subsidiary Partnerships have elected or will elect to be treated as a corporation, and therefore, subject to the disclosure below, each will be treated as a partnership for federal income tax purposes (or if it has only one partner or member, disregarded entirely for federal income tax purposes).

  Pursuant to Section 7704 of the Code, however, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for federal income tax purposes if it is a "publicly traded partnership," unless at least ninety percent (90%) of its income consists of "qualifying income" within the meaning of that section. A "publicly traded partnership" is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a "secondary market (or the substantial equivalent thereof)." OP Units will not be traded on an established securities market. There is a significant risk, however, that after the Unit Redemption Right becomes exercisable, such interests would be considered readily tradable on the substantial equivalent of a secondary market.

  Hogan & Hartson has delivered to the Company an opinion stating that, based on certain factual assumptions and representations described in the opinion (including as to the proposed method of operation of the Operating Partnership), the Operating Partnership and each of the Subsidiary Partnerships will be treated as a partnership (or disregarded) for federal income tax purposes (and not treated as an association taxable as a corporation). Hogan & Hartson is of the opinion that, based upon representations by the Company and the Operating Partnership as to the ownership and operations of the Operating Partnership, even if the Operating Partnership were considered to be a "publicly traded partnership" under the Code because OP Units were considered to be readily tradable on the substantial equivalent of a secondary market, the proposed method of operation of the Operating Partnership is such that it will qualify as a partnership for federal income tax purposes because it will have sufficient "qualifying income." In this regard, the income requirements generally applicable to REITs and the definition of "qualifying income" under
Section 7704 of the Code are similar in most key respects. There is one significant difference, however, that is relevant to the Operating Partnership. For a REIT, rent from a tenant does not qualify as "rents from real property" if the REIT and/or one or more actual or constructive owners of 10% or more of the REIT actually or constructively own 10% or more of the tenant; under
Section 7704 of the Code, however, rent from a tenant is not qualifying income if a partnership and/or one or more actual or constructive owners of 5% or more of the partnership actually or constructively own 10% or more of the tenant.

  A substantial majority of the Operating Partnership's income comes from rent payments by the Lessees, which are indirectly controlled subsidiaries of Crestline. Accordingly, because The Blackstone Group, the

Company and any owner of 10% or more of the Company will own (or be deemed to own) 5% or more of the Operating Partnership, if The Blackstone Group, the Company and/or any owner of 10% or more of the Company were to own (or be deemed to own) collectively 10% or more of Crestline, none of the rent from the Lessees would be qualifying income for purposes of determining whether the Operating Partnership should be taxed as a corporation. In order to avoid this result, the Crestline Articles of Incorporation expressly provide that no person (or persons acting as a group), including The Blackstone Group, the Company and any owner of 10% or more of the Company, may own, actually and/or constructively, more than 9.8% by value of the equity in Crestline and the Crestline Articles of Incorporation contain self-executing mechanisms intended to enforce this prohibition. In addition, the Partnership Agreement prohibits any person (or persons acting as a group) or entity (other than an affiliate of The Blackstone Group and the Company) from owning, actually and/or constructively, more than 4.9% of the value of the Operating Partnership, and the Charter prohibits any person (or persons acting as a group) or entity (including The Blackstone Group and the Marriott family and their affiliated entities as a group) from, subject to certain limited exceptions, owning, actually and/or constructively, more than 9.8% of the lesser of the number or value of the total outstanding shares of the Company. Assuming that all of these prohibitions are enforced at all times in accordance with their terms (as to which there can be no assurance), then so long as the Operating Partnership's income is such that the Company could meet the gross income tests applicable to REITs (see "--Federal Income Taxation of the Company--Income Tests Applicable to REITs" and "--Ownership of Partnership Interests by a REIT"), the Operating Partnership's "qualifying income" should be sufficient for it to avoid being classified as a corporation even if it were considered a publicly traded partnership.

  If the Operating Partnership were taxable as a corporation, most, if not all, of the tax consequences described herein would be inapplicable. In particular, the Company would not qualify as a REIT because the value of the Company's ownership interest in the Operating Partnership would exceed 5% of the Company's assets and the Company would be considered to hold more than 10% of the voting securities of another corporation (see "--Federal Income Taxation of the Company--Asset Tests Applicable to REITs"), which would adversely affect the value of the Common Stock (see "--Federal Income Taxation of the Company-- Failure of the Company to Qualify as a REIT"). However, as described above, Hogan & Hartson, counsel to the Operating Partnership, is of the opinion that the proposed method of operation of the Operating Partnership (as represented by the Operating Partnership and the Company) is such that it will be treated as a partnership for federal income tax purposes and will not be subject to tax as a corporation or an association taxable as a corporation. As noted previously, an opinion of counsel does not bind the courts and no assurance can be provided that such opinion will not be challenged by the IRS or will be sustained by a court if so challenged.

  Allocations of Operating Partnership Income, Gain, Loss and Deduction. The Partnership Agreement provides that if the Operating Partnership operates at a net loss, net losses shall be allocated to the Company and the limited partners in proportion to their respective percentage ownership interests in the Operating Partnership, provided that net losses that would have the effect of creating a deficit balance in a limited partner's capital account (as specially adjusted for such purpose) ("Excess Losses") will be reallocated to the Company, as general partner of the Operating Partnership. The Partnership Agreement also provides that, if the Operating Partnership operates at a net profit, net income shall be allocated first to the Company to the extent of Excess Losses with respect to which the Company has not previously been allocated net income and any remaining net income shall be allocated in proportion to the respective percentage ownership interests of the Company and the limited partners. Finally, the Partnership Agreement provides that if the Operating Partnership has preferred units outstanding, income will first be allocated to such preferred units to the extent necessary to reflect and preserve the economic rights associated with such preferred units.

  Although a partnership agreement will generally determine the allocation of income and loss among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. Generally, Section 704(b) and the Treasury Regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners.

  If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss provided for in the Partnership Agreement and the partnership agreements for the Subsidiary Partnerships are intended to comply with the requirements of
Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

  Tax Allocations with Respect to the Hotels. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property (such as the Hotels) that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the difference between the adjusted tax basis and the fair market value of such property at the time of contribution (the "Book-Tax Difference") associated with the property at the time of the contribution. The Partnership Agreement requires that such allocations be made in a manner consistent with
Section 704(c) of the Code. In general, the partners of the Operating Partnership (including the Company) who contributed depreciated assets having a Book-Tax Difference are allocated depreciation deductions for tax purposes that are lower than such deductions would be if determined on a pro rata basis. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership may cause the Company to be allocated lower depreciation and other deductions, and therefore to be effectively allocated more income, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "--Federal Income Taxation of the Company-- Annual Distribution Requirements Applicable to REITs".

  In addition, in the event of the disposition of any of the contributed assets which have such a Book-Tax Difference, all income attributable to such Book-Tax Difference generally will be allocated to such partners, even though the proceeds of such sale would be allocated proportionately among all the partners in the Operating Partnership (and likely would be retained by the Operating Partnership, rather than distributed to holders of OP Units). Thus, if the Operating Partnership were to sell a Hotel with a Book-Tax Difference that was contributed to the Operating Partnership by the Host Predecessors or the Company, the Company generally would be allocated all of the income attributable to such Book-Tax Difference, which could exceed the economic or book income allocated to it as a result of such sale. Such an allocation might cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements (and could subject the Company to a corporate level tax on such gain to the extent the gain is recognized within the 10-year period after the first day of the Company's first taxable year as a REIT). See "-- Federal Income Taxation of the Company--Annual Distribution Requirements Applicable to REITs" and "--Federal Income Taxation of the Company--General." It should be noted in this regard that as the general partner of the Operating Partnership, the Company will determine whether or not to sell a Hotel contributed to the Operating Partnership by the Company.

  The Operating Partnership and the Company generally use the traditional method, with a provision for a curative allocation of gain on sale to the extent prior allocations of depreciation with respect to a specific Hotel were limited by the "ceiling rule" applicable under the traditional method, to account for Book-Tax Differences with respect to the Hotels contributed to the Operating Partnership in connection with the REIT Conversion (although there may be certain exceptions). This method is generally a more favorable method for accounting for Book-Tax Differences from the perspective of those partners (including the Company) who received OP Units in exchange for property with a low basis relative to value at the time of the REIT Conversion and is a less favorable method from the perspective of those partners who contributed cash (or "high basis" assets) to the Operating Partnership (including the Company, to the extent it contributes cash to the Operating Partnership).

  Any property purchased by the Operating Partnership subsequent to the REIT Conversion will initially have a tax basis equal to its fair market value, and
Section 704(c) of the Code will not apply.

OTHER TAX CONSEQUENCES FOR THE COMPANY AND ITS STOCKHOLDERS

  The Company and its stockholders are subject to state or local taxation in various state or local jurisdictions, including those in which it (through the Operating Partnership) or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders of the Company should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

  A portion of the cash to be used by the Company to fund distributions comes from each Non-Controlled Subsidiary through payments of dividends on the shares of such corporation held by the Operating Partnership (and, in some cases, interest on notes held by the Operating Partnership). Each Non-Controlled Subsidiary pays federal and state income tax at the full applicable corporate rates on its taxable income computed without regard to any deduction for dividends. To the extent that a Non-Controlled Subsidiary is required to pay federal, state or local taxes, the cash otherwise available for distribution by the Company to its stockholders will be reduced accordingly.

                              PLAN OF DISTRIBUTION

  The Company may sell the Offered Securities being offered hereby: (i) directly to purchasers; (ii) through agents; (iii) through dealers; (iv) through underwriters; (v) directly to the Company's shareholders; or
(vi) through a combination of any such methods of sale. In addition, the Offered Securities may be issued by the Company as a dividend or distribution.

  The distribution of the Offered Securities may be effected from time to time in one or more transactions either: (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; or (iv) at negotiated prices.

  Offers to purchase Offered Securities may be solicited directly by the Company. Offers to purchase Offered Securities may also be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth in the Prospectus Supplement.

  If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Company will sell such Offered Securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale.

  If an underwriter is, or underwriters are, utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the Prospectus Supplement, which will be used by the underwriter to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. In connection with the sale of Offered Securities, such underwriter may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agents. Underwriters may also sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by the Company to underwriters in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement.

  Pursuant to any standby underwriting agreement entered into in connection with a Subscription Rights offering to the Company's shareholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the Subscription Rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any Subscription Rights, any standby underwriters in a Subscription Rights offering to the Company's shareholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of Subscription Rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such Subscription Rights, the underwriters may offer securities of the type underlying the Subscription Rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the Subscription Rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by the Company. If the Company does not enter into a standby underwriting arrangement in connection with a Subscription Rights offering to the Company's shareholders, the Company may elect to retain a dealer-manager to manage such a Subscription Rights offering for the Company. Any such dealer-manager may offer securities of the type underlying the Subscription Rights acquired or to be acquired pursuant to the purchase and exercise of Subscription Rights and may thus realize profits or losses independent of any dealer-manager fee paid by the Company.

  Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

  If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase Offered Securities pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any such contract will not be subject to any conditions except that (i) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Offered Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Offered Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts. The Prospectus Supplement relating to such contracts will set forth the price to be paid for Offered Securities pursuant to such Contracts, the commission payable for solicitation of such contracts and the date or dates in the future for delivery of Offered Securities pursuant to such contracts.

  Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the Offered Securities in connection with an offering of Offered Securities, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of the Offered Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the Offered Securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

  The anticipated date of delivery of Offered Securities will be set forth in the applicable Prospectus Supplement relating to each offer.

                                 LEGAL MATTERS

  The validity of the Offered Securities will be passed upon for the Company by Christopher G. Townsend, Esq., Vice President of the Company or by other counsel to the Company. If the Offered Securities are distributed in an underwritten offering or through agents, certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements and schedules of the Company, Host Marriott Hotels, Host Marriott, L.P., HMC Senior Communities, Inc., Host Marriott Corporation and the combined financial statements of HMH Properties, Inc., and subsidiaries and HMC Capital Resources Holding Corporation and subsidiaries and incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the estimated fees and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the issuance and distribution of the securities being registered:

   Registration Fee................................................... $221,250
   Printing and Duplicating Expenses..................................  100,000
   Legal Fees and Expenses............................................   50,000
   Accounting Fees and Expenses.......................................   50,000
   Miscellaneous......................................................   50,000
                                                                       --------
     Total............................................................ $471,250
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company's Articles of Amendment and Restatement of Articles of Incorporation (the "Articles of Incorporation") authorize it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer or (ii) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Company. The Company's Bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, trustee, officer or partner of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Company's Articles of Incorporation and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Company's Bylaws require the Company to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

  The Maryland General Corporation Law, as amended (the "MGCL"), permits a Maryland corporation to indemnify and advance expenses to its directors, officers, employees and agents, and permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or
(ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation if such director or officer has been adjudged to be liable to the corporation. In accordance with the MGCL, the Company's Bylaws require it, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Company's Bylaws and (2) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

  The Company intends to enter into indemnification agreements with each of its directors and officers. The indemnification agreements will require, among other things, that the Company indemnify its directors and officers to the fullest extent permitted by law and advance to its directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

  The Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement") also provides for indemnification of the Company and its officers and directors to the same extent that indemnification is provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership and its respective partners to the same extent that the liability of the officers and directors of the Company to the Company and its stockholders is limited under the Company's Articles of Incorporation.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act"), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS

  1.1*  Form of Underwriting Agreement
  3.1* Articles of Amendment and Restatement of Articles of Incorporation of the Company
  3.2** Bylaws of the Company dated September 28, 1998
  4.1*  Specimen Common Stock Certificate
  4.2*  Rights Agreement between the Company and The Bank of New York, as
        Rights Agent, dated as of November 23, 1998
  5.1* Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered
  8.1*  Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
 12.1   Statement of Computation of Ratios
 23.1   Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)
 23.2   Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 8.1)
 23.3   Consent of Arthur Andersen LLP, independent public accountants
 24.1   Power of Attorney (included in signature page)
 99.1   Form of Election Certificate

--------
 * To be filed by amendment or by a Current Report on Form 8-K pursuant to Regulation S-K, Item 601(b).
** Incorporated herein by reference to the same numbered exhibit to the Company's Registration Statement No. 333-64793.

ITEM 17. UNDERTAKINGS

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

  provided, however, that subparagraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
  Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Offered Securities offered herein, and the offering of such Offered Securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Offered Securities offered herein, and the offering of such Offered Securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (e) The undersigned Registrant hereby undertakes that:

    (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under
  the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective; and

    (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 24TH DAY OF NOVEMBER, 1998.

                                          Host Marriott Corporation

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                                   ROBERT E. PARSONS, JR.
                                                EXECUTIVE VICE PRESIDENT AND
                                                  CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of Host Marriott Corporation, a Delaware corporation, do hereby constitute and appoint Christopher G. Townsend, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our names and our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AS OF THE 24TH DAY OF NOVEMBER, 1998.

                 SIGNATURE                                     TITLE
                 ---------                                     -----

           /s/ Terence C. Golden            President, Chief Executive Officer and
-------------------------------------------  Director (principal executive officer)
             TERENCE C. GOLDEN

        /s/ Robert E. Parsons, Jr.          Executive Vice President and Chief
-------------------------------------------  Financial Officer (principal financial officer)
          ROBERT E. PARSONS, JR.

           /s/ Donald D. Olinger            Senior Vice President and Corporate
-------------------------------------------  Controller (principal accounting officer)
             DONALD D. OLINGER

          /s/ Richard E. Marriott           Chairman of the Board of Directors
-------------------------------------------
            RICHARD E. MARRIOTT

           /s/ R. Theodore Ammon            Director
-------------------------------------------
             R. THEODORE AMMON

                                            Director
-------------------------------------------
             ROBERT M. BAYLIS


                 SIGNATURE                                     TITLE
                 ---------                                     -----

          /s/ J.W. Marriott, Jr.                             Director
-------------------------------------------
            J.W. MARRIOTT, JR.

          /s/ Ann Dore McLaughlin                            Director
-------------------------------------------
            ANN DORE MCLAUGHLIN

                                                             Director
-------------------------------------------
           HARRY L. VINCENT, JR.

                                                             Director
-------------------------------------------
             JOHN G. SCHREIBER

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN BETHESDA, MARYLAND, ON THIS 24TH DAY OF NOVEMBER, 1998.

                                          HMC Merger Corporation

                                                 /s/ Robert E. Parsons, Jr.
                                          By: _________________________________
                                                   ROBERT E. PARSONS, JR.
                                                         PRESIDENT

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of HMC Merger Corporation, a Maryland corporation, do hereby constitute and appoint Christopher G. Townsend, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our names and our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AS OF THE 24TH DAY OF NOVEMBER, 1998.

                 SIGNATURE                                     TITLE
                 ---------                                     -----

        /s/ Robert E. Parsons, Jr.          President and Initial Director (principal
-------------------------------------------  executive officer and principal financial officer)
          ROBERT E. PARSONS, JR.

           /s/ Donald D. Olinger            Vice President (principal accounting
-------------------------------------------  officer)
             DONALD D. OLINGER

        /s/ Christopher G. Townsend         Vice President and Initial Director
-------------------------------------------
          CHRISTOPHER G. TOWNSEND

                               INDEX TO EXHIBITS

  1.1*  Form of Underwriting Agreement
  3.1* Articles of Amendment and Restatement of Articles of Incorporation of the Company
  3.2** Bylaws of the Company dated September 28, 1998
  4.1*  Specimen Common Stock Certificate
  4.2*  Rights Agreement between the Company and The Bank of New York, as
        Rights Agent, dated as of November 23, 1998
  5.1* Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered
  8.1*  Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
 12.1   Statement of Computation of Ratios
 23.1   Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)
 23.2   Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 8.1)
 23.3   Consent of Arthur Andersen LLP, independent public accountants
 24.1   Power of Attorney (included in signature page)
 99.1   Form of Election Certificate

--------
 * To be filed by amendment or by a Current Report on Form 8-K pursuant to Regulation S-K, Item 601(b).
** Incorporated herein by reference to the same numbered exhibit to the Company's Registration Statement No. 333-64793.